Exhibit 10.21

NEITHER THIS CREDIT AND SECURITY AGREEMENT NOR THE WARRANTS ISSUED HEREUNDER HAVE BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW. THE WARRANTS ISSUED UNDER THIS CREDIT AND SECURITY AGREEMENT MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND QUALIFIED PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.

CREDIT AND SECURITY AGREEMENT

dated as of

October 27, 2017

among

PROGENITY, INC.,

as the Borrower,

and

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP,

as the Collateral Agent and as a Lender,

and

THE OTHER LENDERS PARTY HERETO

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES & EXHIBITS

Schedule A	Lenders, Term Loan and Warrants
Schedule 4.3	Pledged Collateral
Schedule 5.3	Governmental Approvals; No Conflicts
Schedule 5.4	Financial Condition
Schedule 5.5	Properties; Proprietary Rights; Real Property Assets
Schedule 5.6(a)	Litigation
Schedule 5.6(b)	Disclosed Matters
Schedule 5.6(c)	Government Investigations
Schedule 5.12	Capitalization
Schedule 5.13	Subsidiaries
Schedule 5.14	Material Indebtedness, Liens and Agreements
Schedule 5.17	Labor and Employment Matters
Schedule 5.18	Deposit Accounts and Securities Accounts
Schedule 5.21(f)	Proceedings and Audits
Schedule 5.24	Perfection Matters
Schedule 7.15	Post-Closing Obligations
Schedule 8.1	Existing Debt
Schedule 8.2	Existing Liens
Schedule 8.5	Existing Investments
Schedule 8.7	Transactions with Affiliates
Schedule 8.8	Restrictive Agreements

Exhibit A-1	Form of Term Note
Exhibit A-2	Form of Warrant
Exhibit B	Form of Advance Request
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Pledge Amendment
Exhibit F-1	Form of US Tax Certificate for Non-US Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-2	Form of US Tax Certificate for Non-US Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-3	Form of US Tax Certificate for Non-US Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-4	Form of US Tax Certificate for Non-US Participants that are Partnerships for U.S. Federal Income Tax Purposes

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT, dated as of October 27, 2017 (this “Agreement”) is by and among PROGENITY, INC., a Delaware corporation, as the Borrower, the Guarantors from time to time party hereto, ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP, a Delaware limited partnership, as a Lender and as Collateral Agent, and the other Lenders from time to time party hereto.

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Account Debtor” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or a portion of the Property of another Person, (b) all or a portion of a division or operating group of another Person, or (c) a majority of the voting stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, in each case, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Advance Request” means a written request signed by a Designated Financial Officer for the Term Loan in substantially the form of Exhibit B annexed hereto.

“Affiliate” means, with respect to a specified Person, another Person that Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“AOF III Co-Invest” means Athyrium Opportunities III Co-Invest 1 LP, a Delaware limited partnership.

“Applicable Rate” means a rate per annum equal to 9.50%.

“As-Extracted Collateral” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Athyrium Director” means the director of the Borrower appointed by the Lenders and/or their Controlled Investment Affiliates (in each case making such appointment in their respective capacities as holders of the capital stock or other equity interests of the Borrower).

“Avero” means Mattison Pathology, LLP d/b/a Avero Diagnostics, a Texas limited liability partnership.

“Avero Acquisition Agreement” means that certain Purchase Agreement dated June 8, 2015 by and among Thomas R. Mattison, M.D., P.A., Michael T. Mattison, M.D., P.A., and Tanner L. Mattison, M.D., P.A., each a Texas professional association (collectively, the “Practices”), and Thomas R. Mattison, M.D., Michael T. Mattison, M.D., and Tanner L. Mattison, M.D., each a resident of the State of Texas (collectively, the “Owners” and, together with the Practices, the “Owner Parties”), Avero Holdings, and Avero.

“Avero Contracts” means, collectively, the Avero Acquisition Agreement, the Avero Management Services Contract and the Avero Nominee Agreement.

“Avero Earn-Out Payments” means any additional consideration in an aggregate amount up to $2,250,000 during the 2017 and 2018 fiscal years to be paid pursuant to the Avero Acquisition Agreement.

“Avero Holdings” means Avero Laboratory Holdings LLC, a Delaware limited liability company and a Wholly Owned Domestic Subsidiary of the Borrower.

“Avero Management Services Contract” means that certain Management Services Agreement, dated June 8, 2015 by and between Avero Holdings and Avero.

“Avero Nominee Agreement” means that certain Nominee Agreement, dated June 8, 2015 by and among Avero Holdings, Avero, and the Owner Parties.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Progenity, Inc., a Delaware corporation.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Capital Expenditures” means, for any period, the sum for the Credit Parties and their respective Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures made during such period (including the aggregate amount of Capital Lease Obligations incurred during such period) to acquire or construct fixed assets, plant and Equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP; provided, that, such term shall not include any such expenditures in connection with (a) a replacement or repair of Property affected by a Casualty Event, (b) Permitted Acquisitions, or (c) the purchase of property, tools or Equipment to the extent financed with Net Cash Payments of a Disposition of obsolete or worn-out property (including leasehold interests), tools or Equipment as contemplated in Section 2.4(b)(i).

“Capital Lease Obligations” of any Person, means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Carmenta” means Carmenta Bioscience, Inc., a Delaware corporation and Wholly Owned Domestic Subsidiary of the Borrower as of immediately prior to the Effective Time.

“Carmenta Earn-Out Payments” means any additional consideration in the aggregate amount of up to $4,000,000 during the 2017 and 2018 fiscal years, to be paid in connection with Borrower’s acquisition of Carmenta.

“Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“CCP” has the meaning assigned to such term in Section 7.8(d).

“Certificated Security” has the meaning assigned to such term in Article 8 of the UCC as in effect in the State of New York.

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, a program of medical benefits covering certain dependents of former members of the armed services administered by the United States Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)    at any time prior to the consummation of a Qualified IPO, the Existing Owners shall cease to own and control, of record and beneficially, directly or indirectly, capital stock of the Borrower representing greater than 50% of the aggregate Total Voting Power represented by the issued and outstanding capital stock of the Borrower on a fully diluted basis; or

(b)    at any time after the consummation of a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Existing Owners, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of capital stock or other equity interests of the Borrower representing 35% or more of the aggregate Total Voting Power represented by the issued and outstanding capital stock and other equity interests of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(c)    at any time prior to the consummation of a Qualified IPO, a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall cease to be occupied by Persons who were appointed by the Existing Owners; or

(d)    the Borrower shall fail to own, directly or indirectly, 100% of the outstanding capital stock or other equity interests of each of the other Credit Parties, unless such transaction constitutes a Permitted Disposition or a dissolution or liquidation otherwise permitted under this Agreement; or

(e)    (i) the sale of all or substantially all of the business or assets of the Borrower in one transaction or a series of transactions; or (ii) the sale of all or substantially all of the business or assets of any Guarantor in one transaction or a series of transactions, unless such transactions constitute Permitted Dispositions.

“Chattel Paper” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“CLIA” means the Federal Clinical Laboratory Improvement Amendments of 1988, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all of the Property in which Liens are purported to be granted hereunder and under the other Loan Documents as security for the Obligations (but, for the avoidance of doubt, not including any Excluded Collateral).

“Collateral Agent” has the meaning assigned to such term in Section 11.1.

“Collections” means all amounts received or deemed received by the Credit Parties and their respective Subsidiaries with respect to any accounts, including, without limitation, any Health-Care-Insurance Receivable.

“Comerica” means Comerica Bank.

“Comerica Real Estate Loan Documents” means, collectively, the Comerica Real Estate Note, the Comerica Real Estate Security Documents, and each other document, instrument, agreement and certificate entered into in connection therewith from time to time, each as amended, modified, supplemented, extended, renewed, refinanced, refunded, replaced or restated from time to time.

“Comerica Real Estate Note” means that certain Installment Note, dated as of January 28, 2014, by the Borrower in favor of Comerica, in the original principal amount of $1,750,000, as amended, modified, supplemented, extended, renewed, refinanced, refunded, replaced or restated from time to time.

“Comerica Real Estate Security Documents” means, collectively, that certain Continuing Collateral Mortgage, dated as of January 27, 2014, by the Borrower in favor of Comerica, that certain Letter Agreement, dated as of January 28, 2014, by and between the Borrower and Comerica, and each other document and instrument entered into in connection therewith purporting to grant a Lien on the Borrower’s real property to secure the Comerica Real Estate Note, each as amended, modified, supplemented, extended, renewed, refinanced, refunded, replaced or restated from time to time.

“Commercial Tort Claim” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Compliance Certificate” means a certificate signed by a Designated Financial Officer, in substantially the form of Exhibit D annexed hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. A Person who owns or holds capital stock, beneficial interests or other securities representing ten percent (10%) or more of the Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to “control” such other Person.

“Control Agreement” means with respect to any Controlled Account, an agreement in form and substance reasonably satisfactory to the Lenders, executed and delivered by the Credit Parties, the depository institution at which such Controlled Account is maintained and the Collateral Agent, for the benefit of the Lenders, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Controlled Account” means a Deposit Account which is not an Excluded Account.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is controlled by such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Copyrights” means all copyrights, whether statutory or common law, owned by or assigned to the Credit Parties and their respective Subsidiaries, and all exclusive and nonexclusive licenses to the Credit Parties and their respective Subsidiaries from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on Schedule 5.5 hereto, along with any and all (a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

“Co-Sale Agreement” means that certain Third Amended and Restated Co-Sale Agreement, dated as of the Closing Date, by and among the Borrower, the Investors (as defined therein) and the Key Holders (as defined therein).

“Credit Parties” means the Borrower and each Guarantor.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Collateral Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Collateral Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Collateral Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Collateral Agent or the Borrower, to confirm in writing to the Collateral Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Collateral Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Collateral Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Deposit Account” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Designated Financial Officer” means an individual holding one or more of the following offices with each of the Credit Parties or otherwise” having executive responsibilities for financial matters: chief financial officer, vice president of finance, principal accounting officer, treasurer, assistant treasurer or controller.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Direction Letter” means that certain Direction Letter, dated as of the Closing Date, made by the Borrower to the Lenders.

“Disclosed Matters” means the environmental matters disclosed in Schedule 5.6(b).

“Disposition” means any sale, assignment, transfer, license, lease or other disposition of any property or assets, in each case, whether now owned or hereafter acquired, by any Credit Party or any Subsidiary, in each case to any Person other than to a Credit Party.

“Distributions” means, collectively, with respect to each Credit Party, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Collateral, from time to time received, receivable or otherwise distributed to such Credit Party in respect of or in exchange for any or all of the Pledged Collateral.

“Document” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“Effective Time” means the time when the conditions specified in Section 6.1 are satisfied (or waived in accordance with Section 10.2).

“Electronic Chattel Paper” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Eligible Assets” means assets (other than current assets) that are used or useful in the same or a related line of business as the Credit Parties and their respective Subsidiaries were engaged in on the Closing Date (or any business substantially related or incidental thereto).

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock or other equity interests of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Credit Parties and their respective Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term “ERISA Affiliate” means any trade or business that, together with the Credit Parties and their respective Subsidiaries, is treated as a single employer within the meaning of Section 4001(b) of ERISA.

“ERISA Event” means (a) a “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder for which the notice requirement has not been waived with respect to any Pension Plan, (b) the failure to make the minimum required contributions (as defined in Section 412 of the Code or Section 302 of ERISA) to any Pension Plan, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by any Credit Party, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by any Credit Party, any Subsidiary or any ERISA Affiliate from the PBGC or plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or (f) the receipt by any Credit Party, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party, any Subsidiary or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Section 9.1.

“Excluded Account” has the meaning assigned to such term in Section 7.13.

“Excluded Collateral” has the meaning assigned to such term in Section 4.1.

“Excluded Subsidiary” means (a) any FSHCO and (b) any Foreign Subsidiary.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, a Recipient, (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or in which its principal office is located or in which its lending office is located or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment (other than pursuant to an assignment request by the Borrower under Section 2.8) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to

Lender’s failure to comply with Section 2.6(d), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Debt” means (a) Indebtedness of the Credit Parties and their respective Subsidiaries existing as of the Effective Time which is being repaid in full with the proceeds of the Term Loan and (b) Indebtedness of the Credit Parties and their respective Subsidiaries existing as of the Effective Time which is permitted to remain outstanding after the Effective Time under Section 8.1(b).

“Existing Owners” means Stylli, Athyrium Opportunities Fund (A) LP, Athyrium Opportunities Fund (B) LP, Beaver Creek Intermediate Fund, Ltd., MAK Capital Management, LLC, The Moses Trust and any Controlled Investment Affiliates of any such Person.

“FAC Regulations” has the meaning assigned to such term in Section 5.20.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of the foregoing.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Loan Document, that such Lien is the most senior Lien (other than Permitted Liens) to which such Collateral is subject.

“Fixtures” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary (including but not limited to any entity that is treated as a disregarded entity for U.S. federal income tax purposes) substantially all of the assets of which consist, directly or indirectly, of capital stock or other equity interests of one or more CFCs or Indebtedness of such CFCs (or are treated as consisting of such assets for U.S. federal income tax purposes).

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied and subject to Section 1.3.

“General Intangible” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Goods” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Government Depository Account” means a Deposit Account in the name of a Credit Party maintained at a bank that is reasonably acceptable to the Lenders (it being agreed that Comerica Bank is acceptable to the Lenders), to which all Government Receivables are sent.

“Government Investigation” has the meaning set forth in Section 5.6(c) hereto.

“Government Receivable” means any Health-Care-Insurance Receivable that is payable by a Governmental Payor.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state or federal health care program and any other Governmental Authority which presently or in the future maintains a Third Party Payor Program.

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the capital stock or other equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Guarantor” means, collectively, (a) each Person identified as a “Guarantor” on the signature pages hereto, (b) each Wholly Owned Domestic Subsidiary as may from time to time become party to this Agreement pursuant to Section 7.10 or otherwise deliver a guaranty of the Obligations in accordance with the provisions of Section 7.10 and (c) the successors and permitted assigns of the foregoing, in each case, until such time as the respective Subsidiary is released from all of its obligations in accordance with the terms and provisions of this Agreement; provided, that, no Excluded Subsidiary shall be a Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature.

“Health-Care-Insurance Receivable” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Health Care Laws” means all federal, state or local laws, rules, codes, statutes, regulations, ordinances, statutes, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto relating to the regulation, provision or administration of, or billing or payment for, health care products or services, including, without limitation, (a) fraud and abuse laws (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Stark Law (42 U.S.C. § 1395nn and §1395(q)); the civil False Claims Act (31 U.S.C. § 3729 et seq.); Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) Medicare, Medicaid, CHAMPVA or TRICARE or other Governmental Party Payor Programs; (c) laws relating to the licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors; (d) laws relating to quality, safety certification and accreditation standards and requirements;

(e) laws relating to the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments under Third Party Payor Programs; (f) Health Information Privacy Laws; (g) laws relating to the practice of medicine and other health care professions or the organization of medical or professional entities; (h) laws relating to fee-splitting prohibitions; (i) charitable trusts or charitable solicitation laws; (j) health planning or rate-setting laws, including laws regarding certificates of need and certificates of exemption; (k) laws relating to certificates of operations and authority; (l) laws regulating the provision of free or discounted care or services; (m) CLIA; and (n) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.).

“Health Care Permits” means any and all permits, licenses and authorizations issued to or required for any Credit Party or any Subsidiary by a Governmental Authority under applicable Health Care Laws.

“Health Information Privacy Laws” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); (c) Genetic Information Non-Discrimination Act of 2008 (GINA); and (d) any state and local laws to which any Credit Party or any Subsidiary is subject regulating the privacy and/or security of genetic information or individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b), (c) and (d) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HMT” has the meaning assigned to such term in the definition of “Sanctions”.

“Indebtedness” means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses and deferred taxes incurred and paid, in the ordinary course of business and, with respect to trade accounts payable, not past due for more than 60 days after the date on which such trade account payable was created; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of Hedging Agreements; and (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document other than Excluded Taxes and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Instrument” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Investors’ Rights Agreement” means that certain Third Amended and Restated Investors’ Rights Agreement, dated as of the Closing Date, by and among the Borrower, the Investors (as defined therein) and the Founders (as defined therein).

“Inventory” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Intellectual Property” means all of the Credit Parties’ right, title, and interest in and to the following:

(a)    their respective Copyrights, Trademarks and Patents;

(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)    any and all source code;

(d)    any and all design rights which may be available to any Credit Party;

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of such Copyrights, Trademarks or Patents.

“Intercompany Indebtedness” has the meaning assigned to such term in Section 10.9.

“Investment” means, for any Person: (a) any Acquisition; (b) any acquisition (whether for cash, Property, services or securities or otherwise) of capital stock or other equity interests, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (c) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit representing the purchase price of Inventory or supplies sold by such Person in the ordinary course of business; provided, that, in no event shall the term of any such Inventory or supply advance, loan or extension of credit exceed 180 days); or (d) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed “Investments” for purposes hereof.

“Investment Documents” means, collectively, the Loan Documents and the Warrants.

“Investment Property” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Landlord’s Waiver and Consent” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, or ground lease, in form reasonably satisfactory to the Lenders.

“Leasehold Property” means any leasehold interest of any Credit Party or any Subsidiary, in each case, as lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Collateral Agent in its reasonable discretion as not being required to be included in the Collateral and not being of material importance to the business or operations of the Credit Parties and their respective Subsidiaries.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a Lender in accordance with this Agreement and their respective successors and assigns. The Lenders party hereto as of the Closing Date are set forth on Schedule A hereto.

“Letter-of-Credit Right” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Licensed Personnel” means any Person (including any physician) involved in the delivery of health care or medical items, services or supplies, employed or retained by any Credit Party or any Subsidiary.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means an extension of credit by a Lender to the Borrower under Section 2.1(a).

“Loan Documents” means this Agreement, the Term Note, the Control Agreements, the Perfection Certificate(s), any Pledge Amendment, the Direction Letter and any other instruments or documents executed and delivered or to be delivered to the Lenders from time to time pursuant to this Agreement (other than, for the avoidance of doubt, the Warrants), as the same may be supplemented and amended from time to time in accordance with their respective terms.

“Lubbock Mortgage” means a mortgage with respect to the Lubbock Property.

“Lubbock Property” means the real property located at tract EE-1, Physicians Surgicenter of Lubbock, an Addition of the City of Lubbock, Lubbock County, Texas, as recorded in Document No. 2007047498 of the Official Public Records of Lubbock County, Texas.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect on, (a) the business, assets or financial condition of the Credit Parties and their respective Subsidiaries, taken as a whole, (b) the ability of any Credit Party to pay or perform any of its obligations under this Agreement or the other Loan Documents or (c) any of the rights of or benefits available to the Collateral Agent or the Lenders under this Agreement and the other Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), including, without limitation, obligations in respect of one or more Hedging Agreements, in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of a Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Material Leasehold Property” means a Leasehold Property reasonably determined by the Lenders in their reasonable discretion to be of material value or of material importance to the business operations of the Credit Parties and their respective Subsidiaries, including, without limitation, a Leasehold Property where any Credit Party or any Subsidiary operates a clinical laboratory or keeps the books and records of any Credit Party or any Subsidiary.

“Material Rental Obligations” means obligations of the Credit Parties and their respective Subsidiaries to pay rent under any one or more operating leases with respect to any real or personal property that is material to the business of the Credit Parties and their respective Subsidiaries.

“Maturity Date” means October 27, 2022; provided, that, if such day is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 10.15.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Payments” means,

(a)    with respect to any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Credit Parties and their respective Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Credit Parties and their respective Subsidiaries in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and (iii) any income and transfer taxes payable by the Credit Parties and their respective Subsidiaries in respect of such Casualty Event;

(b)    with respect to any Disposition, the aggregate amount of all cash payments received by the Credit Parties and their respective Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition, net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Credit Parties and their respective Subsidiaries in connection therewith, (ii) any Federal, state and local income or other Taxes estimated to be payable by the Credit Parties and their respective Subsidiaries as a result thereof, (iii) any repayments by the Credit Parties and their respective Subsidiaries of Indebtedness to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and the underlying transaction documents creating such Lien require, or the transferee thereof requires, that such Indebtedness be repaid as a condition to the purchase of such property and (iv) any repayments by the Credit Parties and their respective Subsidiaries to minority stockholders if and to the extent permitted hereby; and

(c)    with respect to any incurrence of Indebtedness or offering of capital stock or other equity securities, the aggregate amount of all cash proceeds received by the Credit Parties and their respective Subsidiaries therefrom less all legal, underwriting and similar discounts, commissions, fees, costs and expenses associated or incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.

“Obligations” means (a) the aggregate outstanding principal balance of and all interest on, and Prepayment Premium with respect to, the Loans made by the Lenders (including, for the avoidance of doubt, the Term Loan) to the Borrower (including any interest accruing after the commencement of any proceeding by or against the Borrower under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Borrower in any such proceeding), and (b) all, fees, costs, charges, expenses and other obligations from time to time owing to the Lenders by the Credit Parties hereunder or under any other Loan Document.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or other instrument relating to the rights of preferred shareholders or stockholders of such corporation, (b) for any partnership, the partnership agreement and, if applicable, the certificate of limited partnership, and (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution,

delivery or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and the other Loan Documents except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.8(b)).

“Participant” has the meaning assigned to such term in Section 10.4(c).

“Participant Register” has the meaning assigned to such term in Section 10.4(c).

“Patents” means all patents issued or assigned to and all patent applications made by the Credit Parties and their respective Subsidiaries and all exclusive and nonexclusive licenses to the Credit Parties and their respective Subsidiaries from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on Schedule 5.5 hereto, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world.

“Pension Plan” means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” means, individually and collectively, certificates, in substantially the form attached as Exhibit C hereto.

“Permitted Acquisitions” means Investments consisting of an Acquisition by any Credit Party; provided, that: (a) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the businesses of the Credit Parties and their respective Subsidiaries, (b) the Lenders shall have received not less than five (5) Business Days prior notice of such Acquisition, which notice shall contain copies or drafts of the Acquisition transaction documents, (c) at or prior to the closing of such Permitted Acquisition, the Collateral Agent for the benefit of the Lenders shall be granted a first priority perfected Lien (subject to Permitted Liens) in the assets and capital stock or other equity interests of such acquisition target or Subsidiary and such acquisition target or Subsidiary shall join this Agreement and the other Loan Documents as a Credit Party pursuant to the terms of Section 7.10, (d) in the case of an Acquisition of the capital stock or other equity interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (e) the Credit Parties shall have delivered to the Lenders a Compliance Certificate demonstrating that no Event of Default exists or would be caused by such Acquisition, (f) after giving effect thereto, the representations and warranties made by the Credit Parties in each Loan Document taken as a whole shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) at and as if made as of the date of such Acquisition, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent that such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date)), (g) the Total Consideration paid by the Credit Parties for all such Acquisitions (x) occurring in any fiscal year shall not exceed $10,000,000 and (y) in the aggregate prior to the Maturity Date shall not exceed $30,000,000 (provided, that, the Avero Earn-Out Payments and the Carmenta Earn-Out Payments shall be excluded from the calculations of each of the baskets set forth in clauses (x) and (y) above), and (h) the business and assets acquired by a Credit Party, or in the case of an equity interest, formed, in such Acquisition shall be free and clear of all Liens (other than Permitted Liens).

“Permitted Dispositions” has the meaning assigned to such term in Section 8.4(b).

“Permitted Post-IPO Dividends” means Restricted Junior Payments payable from time to time after a Qualified IPO on account of the capital stock of the Borrower, in an aggregate amount not to exceed six percent (6.00%) per annum of the net cash proceeds received by the Borrower from such Qualified IPO.

“Permitted Pre-IPO Dividends” means Restricted Junior Payments payable from time to time prior to a Qualified IPO on account of the capital stock of the Borrower; provided, that, (a) at least a pro rata portion of such dividends and distributions are paid to the holders of the then-outstanding shares of Series A-1 Preferred Stock and the Series B Preferred Stock in their respective capacities as such, on an as converted basis, and (b) the aggregate amount of such dividends and distributions during any fiscal year (or, with respect to the fiscal year in which the Qualified IPO occurs, for the period from the beginning of such fiscal year to the date immediately preceding the date of such Qualified IPO) shall not exceed an amount equal to two thirds of the Borrower’s net income for such fiscal year (or, with respect to the fiscal year in which the Qualified IPO occurs, for the period from the beginning of such fiscal year to the date immediately preceding the date of such Qualified IPO) without the prior written consent of the Lenders.

“Permitted Investments” means:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s Investors Service, Inc.;

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market Deposit Accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)    investments in money market mutual funds that are rated AAA by S&P; and

(f)    instruments equivalent to those referred to in clauses (a) through (e) above denominated in any foreign currency and comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United

States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” has the meaning assigned to such term in Section 8.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA in which any Credit Party, any Subsidiary or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA, including, but not limited to, any Pension Plan or Multiemployer Plan.

“Pledge Amendment” has the meaning assigned to such term in Section 4.5(a).

“Pledged Collateral” means, collectively, with respect to each Credit Party, (a) the capital stock or other equity interests set forth on Schedule 4.3 hereto and all options, warrants, rights, agreements and additional capital stock or other equity interests of whatever class of any Subsidiary or other Person now existing or hereafter acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such capital stock or other equity interests in each such Subsidiary or other Person or under any Organization Document of each such Subsidiary or other Person, and the certificates, instruments and agreements representing such capital stock or other equity interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such capital stock or other equity interests, (b) all capital stock or other equity interests of any issuer, which capital stock or other equity interests are hereafter acquired by such Credit Party (including by issuance) and all options, warrants, rights, agreements and additional equity interests of whatever class of any such issuer acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such capital stock or other equity interests or under any Organization Document of any such issuer, and the certificates, instruments and agreements representing such capital stock or other equity interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such capital stock or other equity interests, from time to time acquired by such Credit Party in any manner, and (c) all capital stock or other equity interests issued in respect of the capital stock or other equity interests referred to in clause (a) or (b) upon any consolidation or merger of any issuer of such capital stock or other equity interests; provided, that, “Pledged Collateral” shall not include any Excluded Collateral.

“Post-Default Rate” means, a rate per annum equal to the Applicable Rate plus two percent (2%).

“Prepayment Premium” has the meaning assigned to such term in Section 2.5(b).

“Pro Rata” means in respect of the Term Loan, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan represented by the outstanding principal amount of such Lender’s portion of the Term Loan at such time.

“Proceeds” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Promissory Note” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Property” means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

“Proprietary Rights” has the meaning assigned to such term in Section 5.5(b).

“Qualified IPO” means the issuance by the Borrower of its capital stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, and any successor statute (whether alone or in connection with a secondary public offering).

“Real Property Asset” means, at any time of determination, any and all real property owned or leased by the Credit Parties and their respective Subsidiaries.

“Register” has the meaning assigned to such term in Section 10.4(g).

“Recipient” means any Lender or the Collateral Agent.

“Registered Proprietary Rights” has the meaning assigned to such term in Section 5.5(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, administrators, managers, representatives, advisors and sub-advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other equity interest in, any Credit Party or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of stock or other equity interests, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other equity interest in, any Credit Party or any Subsidiary now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other equity interest in, any Credit Party or any Subsidiary, (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any subordinated indebtedness, and (e) any payment made to any Affiliate of any Credit Party or any Subsidiary in respect of management, consulting or other similar services provided to any Credit Party or any Subsidiary.

“Restrictive Agreements” has the meaning assigned to such term in Section 5.13(b).

“Sanctions” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Securities Account” has the meaning assigned to such term in Article 8 of the UCC as in effect in the State of New York.

“Security” has the meaning assigned to such term in Article 8 of the UCC as in effect in the State of New York.

“Series A-1 Preferred Stock” means the series of preferred stock of the Borrower designated as Series A-1 Preferred Stock, par value $0.001.

“Series A-2 Preferred Stock” means the series of preferred stock of the Borrower designated as Series A-2 Preferred Stock, par value $0.001.

“Series B Preferred Stock” means the series of preferred stock of the Borrower designated as Series B Preferred Stock, par value $0.001.

“Series B Preferred Stock Purchase Agreement” means that certain Series B Preferred Stock Purchase Agreement, dated as of the Closing Date, by and among the Borrower and AOF III Co-Invest.

“S&P” means Standard & Poor’s Ratings Services LLC, a subsidiary of McGraw Hill Financial, Inc.

“Specified Acceleration Event” means (a) an event of the type described in clause (g), (h) or (i) of Section 9.1, (b) an event of the type described in clause (l) of Section 9.1, (c) an event of the type described in clause (a)(i) of Section 9.1, (d) an event of the type described in clause (a)(ii) of Section 9.1, to the extent that the Athyrium Director has not voted in favor of such non-payment at a meeting of the board of directors of the Borrower and (e) an event of the type described in clause (c)(i) of Section 9.1 relating to the Borrower’s declaration or making of a Restricted Junior Payment in violation of Section 8.6, to the extent that the Athyrium Director has not voted in favor of such action at a meeting of the board of directors of the Borrower.

“Stylli” means Harry Stylli, an individual.

“Subsidiary” means any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more Subsidiaries of the parent. References herein to “Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

“Supporting Obligation” has the meaning assigned to such term in Article 9 of the UCC as in effect in the State of New York.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the $75,000,000 in aggregate principal amount of Loans funded on the Closing Date by the Lenders pursuant to Section 2.1(a). The amount of the portions of the Term Loan to be funded on the Closing Date by each Lender is set forth on Schedule A.

“Term Note” means any promissory note, substantially in the form of Exhibit A-1 annexed hereto, issued by the Borrower in favor of a Lender and evidencing the Borrower’s obligations in respect of the portion of the Term Loan made by such Lender.

“Third Party” means any Person, other than the parties hereto and their respective Affiliates.

“Third Party Payor” means any Third Party which presently or in the future sponsors or maintains any Third Party Payor Program, including without limitation, any Governmental Payors, private insurers, and managed care plans.

“Third Party Payor Authorizations” means all participation agreements, provider or supplier agreements, enrollments, accreditations and billing numbers necessary to participate in and receive reimbursement from a Third Party Payor Program, including all Government Payor participation agreements.

“Third Party Payor Programs” means all payment or reimbursement programs maintained by a Third Party that pay or insure health or medical expenses on behalf of beneficiaries or recipients, in which any Credit Party or any Subsidiary participates.

“Total Credit Exposure” means, as to any Lender at any time, the outstanding portion of the Term Loan held by such Lender at such time.

“Total Consideration” means, with respect to any Acquisition, the sum of (a) all cash and non-cash consideration, including the amount of Indebtedness assumed by the buyer and the amount of Indebtedness issued by the buyer to the seller, (b) the maximum amount payable in connection with any deferred purchase price obligation (including any earn-out obligation) and (c) the value of any capital stock or other equity interests of any Credit Party or any Subsidiary issued to the seller in connection with such Acquisition.

“Total Voting Power” means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person.

“Trademarks” means all trademarks (including service marks), federal and state trademark registrations and applications made by the Credit Parties and their respective Subsidiaries, common law trademarks and trade names owned by or assigned to the Credit Parties and their respective Subsidiaries, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on Schedule 5.5 hereto, along with any and all (a) renewals thereof, (b) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“USA Patriot Act of 2001” has the meaning assigned to such term in Section 5.20.

“Voting Agreement” means that certain Third Amended and Restated Voting Agreement, dated as of the Closing Date, by and among the Borrower, the Investors (as defined therein) and the Key Holders (as defined therein).

“Warrants” means those certain Series B Preferred Stock warrants of the Borrower purchased by the Lenders, substantially in the form of Exhibit A-2. The Warrants shall have the rights set forth therein and shall be in the respective amounts set forth on Schedule A.

“Wholly Owned Domestic Subsidiary” means a Wholly Owned Subsidiary that is a Domestic Subsidiary. References herein to “Wholly Owned Domestic Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Wholly Owned Domestic Subsidiaries of the Borrower.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors’ qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. References herein to “Wholly Owned Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Wholly Owned Subsidiaries of the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Lenders that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Lenders notify the Borrower that the Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

1.4    Joint and Several Obligations; Designated Financial Officers.

(a)    All Obligations of the Credit Parties hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by any Credit Party shall bind all Credit Parties.

(b)    Each Credit Party hereby authorizes each of the Designated Financial Officers to act as agent for each Credit Party and to execute and deliver on behalf of each Credit Party such notices, requests, waivers, consents, certificates and other documents, and to take any and all actions, required or permitted to be delivered or taken by any Credit Party hereunder. The Borrower may replace any of the Designated Financial Officers or add any additional Designated Financial Officers by delivering written notice to the Lenders specifying the names of each new Designated Financial Officer and the offices held by each such Person. Each Credit Party hereby agrees that any such notices, requests, waivers, consents, certificates and other documents executed, delivered or sent by any Designated Financial Officer and any such actions taken by any Designated Financial Officer shall bind each Credit Party.

ARTICLE 2

THE CREDITS

2.1    The Term Loan and the Warrants.

(a)    Term Loan. On the Closing Date, subject to the terms and conditions set forth herein, the Lenders agree to fund, on a pro rata basis, the full amount of the Term Loan. Principal amounts of the Term Loan that have been repaid or prepaid may not be reborrowed.

(b)    [Reserved].

(c)    Interest on the Term Loan. The outstanding principal amount of the Term Loan shall bear interest at a rate per annum equal to the Applicable Rate. Notwithstanding the foregoing, (i) any portion of the Term Loan which is not paid when due shall automatically bear interest until paid in full at the Post-Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1 shall have occurred and be continuing, the outstanding principal balance of the Term Loan shall automatically bear interest, after as well as before judgment, at the Post-Default Rate, and (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1), following written notice delivered to the Borrower from the Lenders, the outstanding principal balance of the Term Loan shall bear interest, after as well as before judgment, at the Post-Default Rate during the period beginning on the date such Event of Default first occurred, and ending on the date such Event of Default is cured or waived. Accrued and unpaid interest on the outstanding principal balance of the Term Loan shall be payable quarterly in arrears on March thirty-first (31st), June thirtieth (30th), September thirtieth (30th) and December thirty-first (31st) of each year; provided, that, interest accrued at the Post-Default Rate shall be payable on demand, and all accrued and unpaid interest on any portion of the principal of the Term Loan shall be payable on each date that such portion of the principal of the Term Loan shall be payable hereunder and on the Maturity Date. All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)    Repayment of Term Loan. To the extent not previously paid, the Term Loan shall be due and payable in full on the Maturity Date.

(e)    Loan Account. The Lenders shall maintain in accordance with their usual practice an account evidencing the indebtedness of the Borrower to the Lenders in respect of the Term Loan, including the amounts of principal and interest payable and paid to the Lenders from time to time hereunder. The entries made in the account maintained pursuant to this Section 2.1(e) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that, the failure of the Lenders to maintain such account or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loan in accordance with the terms of this Agreement.

(f)    Term Note. Prior to the Closing Date, the Borrower shall prepare, execute and deliver to each Lender a Term Note evidencing the Borrower’s obligations in respect of the portion of the Term Loan to be made by such Lender.

(g)    Warrants. The Borrower and the Lenders hereby acknowledge and agree that, for United States income tax purposes, for an aggregate purchase price of $74,250,000, (i) the Lenders shall make the Term Loan to the Borrower and (ii) the Borrower shall sell to, and the Lenders shall purchase from the Borrower, the Warrants, in each case, in the respective amounts and purchase prices set forth opposite each Lender’s name on Schedule A. Furthermore, the Borrower and the Lenders hereby acknowledge and agree that (i) the issue price (within the meaning of Section 1273(b) of the Code) of the Term Loan is determined pursuant to Section 1272-1275 of the Code and the Treasury Regulations thereunder and (ii) for United States federal income tax purposes, the issue price of the Warrants within the meaning of Section 1273(b) of the Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $2,255,083.05. The parties hereto agree to report all income tax matters with respect to the Warrants consistent with the provisions of this Section 2.1(g) unless otherwise required by applicable law.

2.2    Payments.

(a)    Generally. The Borrower shall be obligated to make each payment required to be made by the Borrower hereunder (whether of principal, interest, fees or otherwise) to the Lenders at their offices in New York, New York, prior to 3:00 p.m., New York, New York time, on the date when due (except that (i) if any payment of accrued and unpaid interest payable pursuant to Section 2.1(c) (other than the payment of accrued and unpaid interest payable on the Maturity Date) shall be due on a day that is not a Business Day, the date for payment shall be the last Business Day immediately preceding the date on which such payment would otherwise be due, and such payment shall include accrued and unpaid interest through the date on which such payment would otherwise be due, and (ii) if any other payment shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any such payment accruing interest, interest thereon shall be payable for the period of such extension). All payments shall be made in immediately available funds, in Dollars without set-off or counterclaim (unless otherwise required under Section 2.6), Pro Rata to the Lenders. Any amounts received after 3:00 p.m., New York, New York time on any date may, in the discretion of the Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

(b)    Application of Payments. If at any time insufficient funds are received by and available to the Lenders to pay fully all amounts of principal, interest, Prepayment Premium and fees then due hereunder under any circumstances, including, without limitation, during, or as a result of, the exercise by the Lenders of remedies hereunder or under any other Loan Document and applicable law, such funds shall be applied, on a Pro Rata basis, (i) first, to pay interest, Prepayment Premium, fees, costs and expenses then due hereunder, (ii) second, to pay principal then due hereunder, and (iii) third, to any other Obligations then due from the Credit Parties to the Lenders or any other Affiliate of the Lenders.

2.3    [Reserved].

2.4    Prepayment of Term Loan.

(a)    Optional Prepayments of Term Loan. The Borrower shall have the right at any time and from time to time to prepay the Term Loan in whole or in part, subject to prior notice in accordance with Section 2.4(d) and payment of any amounts due under Section 2.5(b). Each optional prepayment of the Term Loan shall be in an amount that is at least equal to $500,000 or any greater multiple of $250,000.

(b)    Mandatory Prepayments. Subject to prior notice in accordance with Section 2.4(d) and subject to the payment of any amounts due under Section 2.5(b), the Borrower shall be obligated to, and shall, make prepayments of the Term Loan hereunder as follows:

(i)    Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, within two (2) Business Days after any Disposition by any Credit Party or any Subsidiary (other than a Permitted Disposition consummated in reliance on any of clauses (i) through (viii) of Section 8.4(b)), to prepay the Term Loan hereunder, in an aggregate amount equal to 100% of the amount of the Net Cash Payments from such Disposition received by such Credit Party or such Subsidiary, such payment to be effected in each case in the manner specified in Section 2.4(c) below. Notwithstanding the forgoing, the Borrower shall not be required to make any prepayment of the Term Loan under this Section 2.4(b)(i) with Net Cash Payments received by the Credit Parties and their respective Subsidiaries from Dispositions to the extent such Credit Party or such Subsidiary reinvests such Net Cash Payments in Eligible Assets within three hundred sixty-five (365) days of the date of such Disposition; provided, that, if such Net Cash Payments shall have not been so reinvested, such Net Cash Payments shall be immediately applied to prepay the Term Loan.

(ii)    Proceeds of Casualty Events. Within two (2) Business Days after the date of receipt by the Lenders or the Credit Parties or any of their respective Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Credit Parties or any of their respective Subsidiaries, the Borrower shall prepay the Term Loan, in an aggregate amount equal to 100% of the Net Cash Payments from such Casualty Event, such payment to be effected in each case in the manner specified in Section 2.4(c) below; provided, that, the Borrower shall not be required to make any prepayment pursuant to this Section 2.4(b)(ii) in respect of the proceeds of business interruption insurance. Notwithstanding the forgoing, the Borrower shall not be required to make any prepayment of the Term Loan under this Section 2.4(b)(ii) with respect to up to $4,000,000 of aggregate Net Cash Payments received by the Credit Parties and their respective Subsidiaries from Casualty Events in any fiscal year to the extent such Credit Party or such Subsidiary reinvests such Net Cash Payments in Eligible Assets within three hundred sixty-five (365) days of the date of such Disposition; provided, that, if such Net Cash Payments shall have not been so reinvested, such Net Cash Payments shall be immediately applied to prepay the Term Loan.

(iii)    Issuance of Indebtedness. In the event that any Credit Party or any Subsidiary receives Net Cash Payments from the issuance or incurrence of Indebtedness by a Credit Party or a Subsidiary that is not permitted under Section 8.1, the Borrower shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Cash Payments by the applicable Credit Party or Subsidiary, prepay the Term Loan hereunder, in an aggregate amount equal to 100% of the amount of the Net Cash Payments from such issuance or incurrence of Indebtedness received by the applicable Credit Party or Subsidiary, such payment to be effected in each case in the manner specified in Section 2.4(c) below.

(iv)    Change of Control. Upon the occurrence of a Change of Control, the Borrower shall, at the direction of the Required Lenders, prepay the aggregate outstanding amount of the Term Loan, such payment to be effected in the manner specified in Section 2.4(c) below.

Notwithstanding anything herein to the contrary, if the Borrower, in consultation with the Collateral Agent, reasonably determines in good faith that the repatriation to the Borrower of the Net Cash Payments of the relevant Disposition consummated by any Foreign Subsidiary or the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event received by any Foreign Subsidiary, as the case may be, that would otherwise be required to be paid pursuant to Sections 2.4(b)(i) or (ii) above would result in materially adverse tax consequences to any of the Credit Parties, the amount that the Borrower shall be required to mandatorily prepay pursuant to Sections 2.4(b)(i) or (ii) above, as applicable, shall be reduced by such amount; it being understood that if the Borrower, in consultation with the Collateral Agent, reasonably determines that the repatriation of the Net Cash Payments or the proceeds of insurance, condemnation award or other compensation, as the case may be, would no longer result in materially adverse tax consequences to any of the Credit Parties, the relevant Foreign Subsidiary will to the extent then available promptly repatriate the relevant Net Cash Payments or the proceeds of insurance, condemnation award or other compensation, as the case may be, apply the same after such repatriation (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loan pursuant to this Section 2.4(b) to the extent required herein (without regard to this paragraph).

(c)    Application. In the event of any prepayment of the Term Loan pursuant to this Section 2.4 or otherwise, such prepayment shall be applied to the portions of the Term Loan held by the Lenders Pro Rata.

(d)    Notification of Certain Prepayments. The Borrower shall notify the Lenders by telephone (confirmed by telecopy) of any voluntary prepayment of the Term Loan not later than three (3) Business Days before the date of such prepayment. The Borrower shall notify the Lenders of any mandatory prepayment of the Term Loan pursuant to Section 2.4(b) hereunder as soon as practicable. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Term Loan or portion thereof to be prepaid; provided, that, any notice of voluntary prepayment given by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or capital raising or the occurrence of a Change of Control, in which case such notice may be revoked by the Borrower (by notice to the Collateral Agent on or prior to the specified effective date) if such condition is not satisfied.

(e)    Prepayments Accompanied by Interest and Prepayment Premium. All prepayments of the Term Loan shall be accompanied by accrued and unpaid interest through the date of prepayment on the portion of the Term Loan being prepaid. All prepayments of the Term Loan made pursuant to the express terms of this Section 2.4 or Section 9.1 (solely to the extent set forth in the last paragraph of such Section) shall be accompanied by Prepayment Premium (if any) on the portion of the Term Loan being prepaid.

2.5    Fees.

(a)    Original Issue Discount. The Borrower agrees that the Term Loan shall be issued on the Closing Date with original issue discount in an amount equal to 1.00% of the aggregate original principal amount of the Term Loan (i.e., $750,000).

(b)    Prepayment Premium. The Term Loan may be prepaid in whole or in part so long as the Prepayment Premium (to the extent set forth in Section 2.4(e)), if any, is paid concurrently therewith on a Pro Rata basis to each Lender. In the event all or a portion of the Term Loan is prepaid, or required to be prepaid, in each case, pursuant to Section 2.4 or Section 9.1 (solely to the extent set forth in the last paragraph of such Section), such prepayments or required prepayments, as the case may be, shall require the Borrower to pay, on a Pro Rata basis to each Lender, a premium (the “Prepayment Premium”) equal to (i) the prepayment amount or required prepayment amount, as the case may be, multiplied by (ii) the applicable Prepayment Percentage set forth below:

Period during which Prepayment or Requirement for Prepayment Occurs	Applicable Prepayment Percentage
On or prior to the second anniversary of the Closing Date	15%
After the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date	8%
After the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date	4%
After the fourth anniversary of the Closing Date	0%

2.6    Taxes.

(a)    Any and all payments by or on account of any Obligations hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided, that, if the Borrower shall be required by any applicable law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable by the Borrower under this Section 2.6) the Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Borrower shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6) payable or paid by, or required to be withheld or deducted from a payment to, such Recipient (and any reasonable expenses arising therefrom or with respect thereto), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lenders shall be conclusive absent manifest error.

(d)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.6(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)    in the case of a non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of

Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)    to the extent a non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the non-U.S. Lender is a partnership and one or more direct or indirect partners of such non-U.S. Lender are claiming the portfolio interest exemption, such non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f)    If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Recipient, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

2.7    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.7 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.7 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.7 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.8    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.7, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.6 or 2.7, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.7, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.8(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Collateral Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.6 or 2.7) and obligations under this Agreement and the related Loan Documents to a permitted assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(i)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)    in the case of any such assignment resulting from a claim for compensation under Section 2.7 or payments required to be made pursuant to Section 2.6, such assignment will result in a reduction in such compensation or payments thereafter;

(iii)    such assignment does not conflict with applicable law; and

(iv)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE 3

GUARANTEE BY GUARANTORS

3.1    The Guarantee. The Guarantors hereby jointly and severally guarantee to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantors hereby further agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.2    Obligations Unconditional. The obligations of the Guarantors under Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the payment in full of all the Obligations), it being the intent of this Section 3.2 that the obligations of the Guarantors hereunder shall be primary, absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

(a)    at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)    any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)    any lien or security interest granted to, or in favor of, the Lenders or the Collateral Agent for the benefit of the Lenders as security for any of the Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

3.3    Reinstatement. The obligations of the Guarantors under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lenders on demand for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of outside counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.4    Subrogation. Until such time as the Obligations shall have been indefensibly paid in full (other than contingent indemnification obligations for which no claim has been asserted), each of the Guarantors hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article 3 and further agrees with the Borrower for the benefit of each creditor of the Borrower (including, without limitation, the Lenders) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower.

3.5    Remedies. The Guarantors agree that, as between the Guarantors and the Lenders, the Obligations hereunder may be declared to be forthwith due and payable as provided in Section 9.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.1) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for purposes of Section 3.1.

3.6    Instrument for the Payment of Money. Each of the Guarantors hereby acknowledges that the guarantee in this Article 3 constitutes an instrument for the payment of money, and consents and agrees that the Lenders, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

3.7    Continuing Guarantee. The guarantee in this Article 3 is a continuing guarantee, and shall apply to all Obligations whenever arising.

3.8    General Limitation on Amount of Obligations Guaranteed. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 3.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Lenders, or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable under applicable law and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE 4

THE COLLATERAL

4.1    Grant of Security Interest. As security for the due and punctual payment and performance of the Obligations, each Credit Party hereby grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in and lien on the following tangible and intangible property and assets of such Credit Party, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and Proceeds and products thereof (collectively referred to for purposes of this Article 4 as “Collateral”):

(a)    all present and future Goods, Inventory (including, without limitation, all merchandise, raw materials, work in process, finished Goods and supplies), machinery, Equipment, motor vehicles, rolling stock, tools, furniture, Fixtures, office supplies, computers, computer software and associated Equipment, whether now owned or hereafter acquired, including, without limitation, all Goods used in the operation of the business of such Credit Party and all As-Extracted Collateral;

(b)    all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to such Credit Party for the operation of its business;

(c)    the Pledged Collateral;

(d)    all rights under all present and future vendor or customer contracts and all franchise, distribution, design, consulting, construction, engineering, management and advertising and related agreements;

(e)    all rights under all present and future leases of real and personal property;

(f)    all now owned and hereafter acquired, created, or arising Health-Care-Insurance Receivables;

(g)    all Commercial Tort Claims indicated in the Perfection Certificate attached hereto as Exhibit C, as supplemented from time to time pursuant to Section 4.2(i); and

(h)    all present and future Accounts, cash, cash equivalents, deposits, Deposit Accounts, Securities Accounts, loss carry back, tax refunds, insurance proceeds, premiums, rebates and refunds, choses in action, Investment Property, Securities, partnership interests, limited liability company interests, contracts, contract rights, General Intangibles, any information stored on any medium, including electronic medium, related to any of the personal property of such Credit Party, all financial books and records and other books and records relating, in any manner, to the business of such Credit Party, all proposals and cost estimates and rights to performance, all Instruments and Promissory Notes, Documents and Chattel Paper, and all debts, obligations and liabilities in whatever form owing to such Credit Party from any Person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Credit Party; and all guaranties and security therefor, and all letters of credit, Letter-of-Credit Rights, and other Supporting Obligations in respect of such debts, obligations and liabilities.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property or goodwill associated therewith; provided, however, for the avoidance of doubt, the Collateral shall include all Accounts and all Proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are Proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Time, include the Intellectual Property to the extent necessary to permit perfection of the Lenders’ security interest in such Accounts and such other property of the Credit Parties that are Proceeds of the Intellectual Property.

Notwithstanding the foregoing, the Collateral shall not include (a) any lease, license, contract, property rights or agreement to which any Credit Party is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Credit Party therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including Debtor Relief Laws) or principles of equity); provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above, and to all Accounts, accounts receivable, money or other amounts due to a Credit Party thereunder or any Proceeds resulting from the Disposition thereof; (b) any property which, subject to the terms of Section 8.1(d), is subject to a Lien of the type described in Section 8.2(k) pursuant to documents that prohibit such Credit Party from granting any other Liens in such property (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including Debtor Relief Laws) or principles of equity); (c) any owned real property of any Credit Party; (d) any bank accounts (other than any Controlled Account) and the deposits therein if (i) the terms of the documentation relating thereto require such bank accounts and the deposits therein to be pledged, the grant of a security interest or lien therein is prohibited under the terms of such documentation, and such prohibition has not been waived or the consent of the other party to such documentation has not been obtained, and (ii) such deposits are Permitted Liens under Section 8.2(j); (e) motor vehicles, airplanes and other assets subject to certificates of title in respect of which perfection of a Lien is not governed by the UCC; (f) any of the outstanding voting capital stock or other voting equity interests of a (1) Foreign Subsidiary or (2) FSHCO, in each case to the extent not required to be pledged pursuant to Section 7.10; (g) any authorizations, permits, licenses and franchises and other property to the extent that a grant of a security interest is prohibited by applicable law (other than to the extent that any such prohibition or consent would be rendered ineffective pursuant to the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including Debtor Relief Laws) or principles of equity); provided, however, that the Collateral shall include and such security interest shall attach immediately at such time prohibition or requirement for consent shall no longer be in effect and to the extent severable, shall attach immediately to any portion of such property not subject to such prohibition or consent requirement; and (h) those assets as to which the Collateral Agent reasonably determines, in consultation with the Borrower, that the costs of obtaining such security interests in such assets or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby (the excluded collateral referenced in the foregoing clauses (a) through (h) of this paragraph or otherwise excluded pursuant to this paragraph, together the “Excluded Collateral”).

Any of the foregoing terms which are defined in the UCC shall have the meaning provided in the UCC, as amended and in effect from time to time, as supplemented and expanded by the foregoing.

4.2    Special Warranties and Covenants of the Credit Parties. Each Credit Party hereby warrants and covenants to the Lenders that:

(a)    Such Credit Party has delivered to the Lenders a Perfection Certificate in substantially the form of Exhibit C hereto. All information set forth in such Perfection Certificate is true and correct in all material respects and the facts contained in such Perfection Certificate are accurate in all material respects as of the date of this Agreement and the date on which such Credit Party becomes a party hereto, respectively.

(b)    No Credit Party will change its jurisdiction of organization, principal or any other place of business, or the location of any Collateral from the locations set forth in the Perfection Certificate delivered by such Credit Party, or make any change in its name, without, in any such case, at least ten

(10) days’ prior written notice to the Lenders; provided that the Inventory and Equipment of such Credit Party may be (i) in transit between locations set forth in the Perfection Certificate, (ii) in transit to customers, (iii) not located in such locations in the ordinary course of business or as a result of a Casualty Event or (iv) in the possession of manufacturers or processors in any jurisdiction in which all necessary UCC financing statements have been filed by the Lenders and with respect to which the Lenders have received waiver letters from all landlords, warehousemen and processors in form and substance reasonably acceptable to the Lenders.

(c)    Except for Collateral that is obsolete, no longer used in their business or de minimis Collateral, the Credit Parties will keep the Collateral in good order and repair (normal wear and tear excepted) and adequately insured at all times in accordance with the provisions of Section 7.5. The Credit Parties will pay promptly when due all material taxes and assessments on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in Section 7.4. Following the occurrence and during the continuance of an Event of Default, the Lenders may at their option discharge any taxes or Liens to which any Collateral is at any time subject (other than Permitted Liens), and may, upon the failure of the Credit Parties to do so in accordance with this Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and each Credit Party agrees to reimburse the Lenders on demand for any payments or expenses incurred by the Lenders pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Obligations for all purposes hereof.

(d)    The Lenders may from time to time (and in no event more than once per fiscal quarter so long as no Event of Default has occurred and is continuing) request and each Credit Party shall deliver copies of all customer lists and vendor lists.

(e)    To the extent, if any, that such Credit Party’s signature is required therefor, each Credit Party will promptly execute and deliver to the Collateral Agent such financing statements and amendments thereto, certificates and other documents or instruments as may be necessary to enable the Collateral Agent, for the benefit of the Lenders, to perfect or from time to time renew the security interest granted hereby, including, without limitation, such financing statements and amendments thereto, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by such Credit Party or in any replacements or proceeds thereof. Each Credit Party authorizes and appoints the Collateral Agent, in case of need, to execute such financing statements, certificates and other documents pertaining to the Collateral Agent’s security interest in the Collateral for the benefit of the Lenders, in its stead if such Credit Party’s signature is required therefor and such Credit Party fails to so execute such documents, with full power of substitution, as such Credit Party’s attorney in fact.

(f)    Each Credit Party hereby irrevocably authorizes the Collateral Agent and the Lenders, at any time and from time to time, to file in any jurisdiction financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Credit Party or words of similar effect, regardless of whether any particular asset falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (ii) which contain any other information required by Article 9 of the UCC (including Part 5 thereof) for the sufficiency or filing office acceptance of any financing statement or amendment, including whether (A) any Credit Party is an organization, the type of organization and any organization identification number issued to such Credit Party and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Credit Parties agree to furnish any such information to the Lenders promptly upon request.

(g)    To the extent any Credit Party shall, now or at any time hereafter, hold or acquire any Promissory Note or other Instrument or Chattel Paper the aggregate value of which exceeds $250,000, such Credit Party will promptly notify the Lenders thereof and, at the request and option of the Lenders, such Credit Party will deliver such Promissory Note or other Instrument or tangible Chattel Paper to the Lenders to be held as Collateral hereunder, together with an endorsement thereof reasonably satisfactory in form and substance to the Lenders.

(h)    If, now or at any time hereafter, any Credit Party shall obtain or hold any Electronic Chattel Paper with an aggregate value exceeding $250,000 or any Investment Property, such Credit Party will promptly notify the Lenders thereof and, at the request and option of the Lenders, such Credit Party will take or cause to be taken such steps as the Lenders may reasonably request for the Collateral Agent to obtain “control” (as provided in Sections 9-105 and 9-106 of the UCC of the relevant jurisdiction, as amended and in effect from time to time) of such Collateral.

(i)    No Credit Party holds on the date of this Agreement any Commercial Tort Claims, except as indicated in the Perfection Certificate attached hereto as Exhibit C and except for Commercial Tort Claims that the Credit Party has not elected to assert against the respective third party. If any of the Credit Parties shall at any time have or acquire a Commercial Tort Claim that the Credit Party has elected to assert against the respective third party, such Credit Party shall promptly notify the Lenders in a writing signed by such Credit Party of the brief details thereof and grant to the Collateral Agent, for the benefit of the Lenders, in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lenders.

(j)    If any Credit Party has accounts receivable in respect of which the Account Debtor is located in Minnesota, the Credit Parties represent and warrant that the applicable Credit Party has filed and shall file all legally-required Notice of Business Activities Reports and comparable reports with the appropriate government authorities.

(k)    Except to the extent that a Securities Account is an Excluded Account pursuant to Section 7.13(a), to the extent any Credit Party shall, now or at any time hereafter, maintain or acquire any Securities Accounts, such Credit Party will (within 60 days of the date that the applicable Credit Party acquired rights therein) execute and deliver (and, with respect to any Collateral consisting of a Securities Account, cause the applicable Securities Intermediary to execute and deliver) to the Collateral Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Collateral Agent for the purposes of obtaining and maintaining “control” (as provided in Section 8-106 of the UCC of the relevant jurisdiction, as amended and in effect from time to time) of such Collateral.

4.3    Delivery of Pledged Collateral.

(a)    Each Credit Party represents and warrants that all certificates, agreements or instruments representing or evidencing the Pledged Collateral in existence on the Closing Date (if any), as set forth on Schedule 4.3, have been delivered to the Collateral Agent, for the benefit of the Lenders, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. Each Credit Party hereby agrees that all certificates, agreements or instruments representing or evidencing Pledged Collateral acquired by such Credit Party after the Closing Date shall promptly (but in any event within five (5) Business Days after receipt thereof by such Credit Party) be delivered to and held by or on behalf of the Collateral Agent, for the benefit of the Lenders, pursuant hereto. All Pledged Collateral consisting of Certificated Securities shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent or the Lenders. The Collateral

Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent, the Lenders or any of their nominees or endorse for negotiation any or all of the Pledged Collateral, without any indication that such Pledged Collateral are subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Lenders shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

4.4    Uncertificated Pledged Collateral.

(a)    Each Credit Party hereby agrees that if any of the Pledged Collateral is at any time not evidenced by certificates of ownership, then each applicable Credit Party shall, to the extent permitted by applicable law, (i) cause (or, if the issuer is not a Subsidiary, use commercially reasonable efforts to cause) the issuer to (x) cause such Pledged Collateral to constitute an “uncertificated security” (as such term is defined in Article 9 of the UCC as in effect in the State of New York), and (y) execute and deliver to the Collateral Agent or the Lenders an acknowledgment of the pledge of such Pledged Collateral and an agreement that it will comply with instructions originated by the Collateral Agent without further consent of such Credit Party in a form that is reasonably satisfactory to the Collateral Agent or the Lenders, (ii) if necessary or desirable to perfect a security interest in such Pledged Collateral, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent, for the benefit of the Lenders, the right to transfer such Pledged Collateral under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon written request by the Collateral Agent or the Lenders, (A) cause (or, if the issuer is not a Subsidiary, use commercially reasonable efforts to cause) the Organization Documents of each such issuer to be amended to provide that such Pledged Collateral shall be treated as “securities” for purposes of the UCC, and (B) cause (or, if the issuer is not a Subsidiary, use commercially reasonable efforts to cause) such Pledged Collateral to become certificated and delivered to the Collateral Agent, for the benefit of the Lenders, in accordance with the provisions of Section 4.3 hereof. At the reasonable request of the Collateral Agent, each Credit Party hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, such Credit Party shall, and shall cause the issuer thereof to (or if the issuer is not a Subsidiary, use commercially reasonable efforts to cause the issuer thereof to) enter agreements granting “control” to the Collateral Agent, for the benefit of the Lenders, with respect to such uncertificated Pledged Collateral or take any other action reasonably requested by the Collateral Agent or the Lenders in order to perfect the security interest therein prior to all other Liens on such Pledged Collateral except, with respect to any equity interests of Subsidiaries, for Permitted Liens which have priority over, or are pari passu with, the security interest on such Pledged Collateral by operation of law and with respect to any other uncertificated securities, except for Permitted Liens.

4.5    Certain Provisions Concerning Pledged Collateral. Until all Obligations have been paid in full each Credit Party covenants and agrees with the Lenders that:

(a)    Pledge of Additional Pledged Collateral. Each Credit Party shall, upon obtaining any Pledged Collateral of any Person, accept the same in trust for the benefit of the Lenders and promptly (but in any event within five (5) Business Days after receipt thereof) deliver to the Collateral Agent, for the benefit of the Lenders, a pledge amendment, duly executed by such Credit Party, in substantially the form of Exhibit E hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 4.3 and Section 4.4 hereof in respect of the additional Pledged Collateral which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Collateral. Each Credit Party hereby authorizes the Collateral Agent, for the benefit of the Lenders, to attach each Pledge Amendment to this Agreement and agrees that all Pledged Collateral listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

(b)    Voting Rights; Distributions; etc.

(i)    So long as no Event of Default shall have occurred and be continuing and the Lenders shall not have delivered the applicable notice under Section 4.5(b)(iii):

(A)    Each Credit Party shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Document; provided, however, that no Credit Party shall in any event exercise such rights in any manner which could reasonably be expected to result in a Material Adverse Effect.

(B)    Each Credit Party shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of this Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated securities shall be forthwith delivered to the Collateral Agent, for the benefit of the Lenders, to hold as Collateral and shall, if received by any Credit Party, be received in trust for the benefit of the Lenders, be segregated from the other property or funds of such Credit Party and be promptly (but in any event within five (5) Business Days after receipt thereof) delivered to the Collateral Agent, for the benefit of the Lenders, as Collateral in the same form as so received (with any necessary endorsement).

(ii)    So long as no Event of Default shall have occurred and be continuing, the Lenders shall be deemed without further action or formality to have granted to each Credit Party all necessary consents relating to voting rights which do not violate this Agreement and shall, if necessary, upon written request of any Credit Party and at the sole cost and expense of the Credit Parties, from time to time execute and deliver (or cause to be executed and delivered) to such Credit Party all such instruments as such Credit Party may reasonably request in order to permit such Credit Party to exercise the voting and other rights which it is entitled to exercise pursuant to Section 4.5(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 4.5(b)(i)(B) hereof.

(iii)    Upon the occurrence and during the continuance of any Event of Default and receipt by the Borrower of written notice from the Lenders to the Credit Parties that the Collateral Agent is exercising its rights under Section 4.5(b)(iii)(A) and/or (B):

(A)    All rights of each Credit Party to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 4.5(b)(i)(A) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Lenders, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(B)    All rights of each Credit Party to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.5(b)(i)(B) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Lenders, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(iv)    Each Credit Party shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent or the Lenders appropriate instruments as the Collateral Agent or the Lenders may reasonably request in order to permit the Collateral Agent, for the benefit of the Lenders, to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 4.5(b)(iii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 4.5(b)(iii)(B) hereof.

(v)    All Distributions which are received by any Credit Party contrary to the provisions of Section 4.5(b)(i)(B) or Section 4.5(b)(iii)(B) hereof shall be received in trust for the benefit of the Lenders, shall be segregated from other funds of such Credit Party and shall immediately be paid over to the Collateral Agent, for the benefit of the Lenders, as Collateral in the same form as so received (with any necessary endorsement).

(c)    Defaults, etc. Each Credit Party hereby represents and warrants that on the Closing Date, and any new Credit Party hereby represents and warrants that on and as of the date such Person becomes a Credit Party, (i) such Credit Party is not in default in any material respect in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Credit Party is a party relating to the Pledged Collateral pledged by it and such Credit Party is not in violation of any other provisions of any such agreement to which such Credit Party is a party, or otherwise in default or violation thereunder, (ii) to each Credit Party’s knowledge, no Pledged Collateral pledged by such Credit Party is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Credit Party by any Person with respect thereto, and (iii) there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates representing such Pledged Collateral that have been delivered to the Collateral Agent) which evidence any Pledged Collateral of such Credit Party.

4.6    Fixtures, etc. It is the intention of the parties hereto that none of the Collateral shall become Fixtures and each Credit Party will take all such reasonable action or actions as may be necessary to prevent any of the Collateral from becoming Fixtures. Without limiting the generality of the foregoing, each Credit Party will, if requested by the Lenders, use commercially reasonable efforts to obtain a Landlord’s Waiver and Consent from each lessor of a Material Leasehold Property on which any of the Collateral is or is to be located to the extent requested by the Lenders.

4.7    Right of Collateral Agent and Lenders to Dispose of Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other applicable law, in addition to all other rights under the UCC and any other applicable law and under the Loan Documents, the Lenders and the Collateral Agent, for the benefit of the Lenders, shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Collateral Agent or the Lenders may require the Credit Parties to make the Collateral (to the extent the same is moveable) available at a place to be designated by the Collateral Agent or the Lenders or transfer any information related to the Collateral to the Collateral Agent or the Lenders by electronic medium. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent or the Lenders will give the Credit Parties at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.

4.8    Right of Lenders to Use and Operate Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, subject to the provisions of the UCC or other applicable law, the

Lenders and the Collateral Agent, for the benefit of the Lenders, shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Credit Parties and all persons claiming under the Credit Parties wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Lenders and the Collateral Agent, for the benefit of the Lenders, may, from time to time, at the reasonable expense of the Credit Parties, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Collateral Agent or the Lenders may deem proper. In any such case the Lenders and the Collateral Agent, for the benefit of the Lenders, shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Credit Parties in respect thereto as the Collateral Agent or the Lenders shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Collateral Agent or the Lenders may see fit; and the Lenders and the Collateral Agent, for the benefit of the Lenders, shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Collateral Agent or the Lenders may be required or may reasonably elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Collateral Agent or the Lenders may be required or authorized to make under any provision of this Agreement (including reasonable and documented out-of-pocket attorneys’ fees, expenses and disbursements). The Lenders and the Collateral Agent, for the benefit of the Lenders, shall apply the remainder of such rents, issues, profits, fees, revenues and other income as provided in Section 4.9.

4.9    Proceeds of Collateral. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable and documented out-of-pocket attorneys’ fees, expenses and disbursements) and all other charges against the Collateral, the Lenders and the Collateral Agent, for the benefit of the Lenders, shall apply the residue of the proceeds of any such sale or disposition to the Obligations in accordance with the terms hereof and any surplus shall be returned to the Credit Parties or to any Person or party lawfully entitled thereto. In the event the proceeds of any sale, lease or other disposition of the Collateral are insufficient to pay all of the Obligations in full, the Credit Parties will be liable for the deficiency, together with interest thereon at the Post-Default Rate, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable and documented out-of-pocket attorneys’ fees, expenses and disbursements.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Lenders and the Collateral Agent that:

5.1    Organization; Powers. Each Credit Party and each of its Subsidiaries has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each Credit Party has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to have such power or authority or to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.2    Authorization; Enforceability. The execution, delivery and performance of the Loan Documents, the borrowing of the Loans and the grant of the security interests pursuant to the Loan

Documents are within the power and authority of the Credit Parties and have been duly authorized by all necessary action on the part of the Credit Parties. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Credit Parties and constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.3    Governmental Approvals; No Conflicts. The execution, delivery and performance of the Loan Documents, the borrowing of the Loans and the grant of the security interests pursuant to the Loan Documents, in each case, by the Credit Parties: (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been obtained, except as disclosed on Schedule 5.3, (b) will not violate any applicable law, policy, regulation, Health Care Permit or the Organization Documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Credit Parties, or any assets, or give rise to a right thereunder to require any payment to be made by the Credit Parties, except to the extent that such violation or default or right to payment in each case under this clause (c), as the case may be, could not reasonably be expected to result in a Material Adverse Effect, and (d) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties or any of their respective Subsidiaries.

5.4    Financial Condition; No Material Adverse Change.

(a)    The Borrower has heretofore delivered to the Lenders the following financial statements:

(i)    the balance sheet and statement of operations, shareholders’ equity and cash flow of the Borrower, as of and for the fiscal year ended December 31, 2016, audited and accompanied by an opinion of the Credit Parties’ independent public accountants; and

(ii)    the unaudited balance sheet and statement of operations, shareholders’ equity and cash flows of the Borrower, as of and for the fiscal year-to-date period ended July 31, 2017, certified by a Designated Financial Officer that such financial statements fairly present, in all material respects, the financial condition of the Borrower as at such date and the results of the operations of the Borrower for the period ended on such date and that all such financial statements have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved, except as disclosed on Schedule 5.4.

Except as disclosed on Schedule 5.4, the financial statements delivered pursuant to Section 5.4(a)(i) and (ii) present fairly, in all material respects, the financial position and results of operation and cash flow of the Borrower as of such respective dates and for such periods in accordance with GAAP applied consistently throughout the periods involved (except as expressly noted therein), subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements.

(b)    As of the Closing Date, since December 31, 2016, there has been no Material Adverse Effect.

(c)    The Borrower does not have on the Closing Date any contingent liabilities, liabilities for material taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material and required to be set forth in financial statements or notes thereto in accordance with GAAP (except as indicated therein), except as referred to or reflected or provided for in the balance sheet as at the end of the fiscal year ended December 31, 2016, as provided for in Schedule 5.4, as otherwise permitted pursuant to this Agreement, or as referred to or reflected or provided for in the financial statements described in Section 5.4(a)(ii).

5.5    Properties.

(a)    Each Credit Party and its Subsidiaries has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business. All Equipment material to the business of the Credit Parties and their respective Subsidiaries is in good operating condition and repair, and all necessary replacements of and repairs thereto have be made so as to preserve and maintain the value and operating efficiency of such Equipment.

(b)    Each Credit Party and each Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, trade secrets, know-how, and other intellectual property rights material to its business (“Proprietary Rights”), and to the knowledge of the Borrower, the use thereof by the Credit Parties and their respective Subsidiaries, and the conduct of their businesses, does not infringe upon the rights of any other Person, excepting any such infringement solely related to research and development activities of the Company that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Credit Parties and their respective Subsidiaries have not received any written communications or, to the knowledge of the Borrower, any oral communications within the prior two (2) years alleging that any Credit Party or any Subsidiary has violated or, by conducting their businesses, would violate any patents, trademarks, copyrights, trade secrets, know-how, or any other intellectual property rights of any other Person.

(c)    As of the Closing Date, Schedule 5.5 identifies all Patents, Trademarks and Copyrights owned or exclusively licensed by any Credit Party or any Subsidiary, in each case, that have been duly registered in, filed and are pending in or issued by the United States Patent and Trademark Office or the United States Register of Copyrights and that are material to its business (collectively, the “Registered Proprietary Rights”). The Registered Proprietary Rights have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States, as applicable, except to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Credit Parties and their respective Subsidiaries have taken commercially reasonable steps to protect their Registered Proprietary Rights and to maintain the confidentiality of all trade secrets included in the Proprietary Rights.

(d)    As of the Closing Date, Schedule 5.5 contains a true, accurate and complete list of (i) all Real Property Assets, whether owned or leased, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Leasehold Property, regardless of whether such Credit Party or such Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Credit Parties and their respective Subsidiaries have no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Credit Party and Subsidiary, enforceable against such Credit Party or such Subsidiary, as the case may be, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

5.6    Litigation and Environmental Matters; Government Investigations.

(a)    There are no actions, suits or proceedings at law, in equity, in arbitration or by or before any Governmental Authority, in each case, pending against or, to the knowledge of the Credit Parties, threatened against, any Credit Party or any Subsidiary (i) that purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than, solely with respect to this clause (ii), the Government Investigations). Set forth in Schedule 5.6(a) is a correct and complete list of each action, suit and proceeding at law, in equity, in arbitration or by or before any Governmental Authority, in each case, pending against or, to the knowledge of the Credit Parties, threatened against, any Credit Party or any Subsidiary which, on an individual basis, could reasonably be expected to result in liability of the Credit Parties and their respective Subsidiaries in excess of $1,000,000.

(b)    Except for the Disclosed Matters set forth in Schedule 5.6(b) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Credit Parties and their respective Subsidiaries: (i) have not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required in connection with the operation of the businesses of the Credit Parties and their respective Subsidiaries to be in compliance with all applicable Environmental Laws; (ii) have not, to their knowledge, become subject to any Environmental Liability; (iii) have not received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iv) have not caused to exist circumstances reasonably likely to result in, and do not know of any basis for, any Environmental Liability.

(c)    Except as set forth in Schedule 5.6(c) (each matter set forth therein, a “Government Investigation”), neither any Credit Party nor any Subsidiary has received any written or verbal notice, or has otherwise become aware, that any Governmental Authority, including without limitation the United States Department of Justice, has commenced, intends or threatens to initiate any investigation into, or any action against, any Credit Party, any Subsidiary or any key executive of a Credit Party or Subsidiary, any action to enjoin any Credit Party or any Subsidiary thereof, its officers, directors, employees, shareholders or its agents and Affiliates, from conducting its business at any facility owned or used by it or for any material civil penalty, injunction, seizure or criminal action. The Credit Parties have disclosed to the Lenders all material information and all material correspondence received from any Governmental Authority relating to each Government Investigation.

5.7    Compliance with Laws and Orders. Except with respect to the Government Investigations, each Credit Party and each Subsidiary is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.8    Investment and Holding Company Status. Neither any Credit Party nor any Subsidiary is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a “bank holding company” as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

5.9    Taxes. Each Credit Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) for Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as the case may be, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.10    ERISA. Neither any Credit Party nor any Subsidiary has any Pension Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Neither any Credit Party nor any Subsidiary has, as of the Closing Date, a present intention to terminate any Pension Plan with respect to which any Credit Party or any Subsidiary would incur a cost of more than $500,000 to terminate such Plan, including amounts required to be contributed to fund such Plan on Plan termination and all costs and expenses associated therewith, including, without limitation, attorneys’ and actuaries’ fees and expenses in connection with such termination and a reasonable estimate of expenses and settlement or judgment costs and attorneys’ fees and expenses in connection with litigation related to such termination. To the extent that any Credit Party or any Subsidiary sponsors or maintains any program that pays or insures health or medical expenses on behalf of beneficiaries or recipients such programs comply with applicable Law in all material respects.

5.11    Disclosure. As of the Effective Time, the Credit Parties have disclosed to the Lenders all matters known to the Credit Parties that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The written information (other than projections, budgets and other forward looking information and information of a general economic or industry nature), reports, financial statements, exhibits and schedules furnished at or prior to the Effective Time in writing by or on behalf of the Credit Parties to the Lenders in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Effective Time, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All written information furnished after the Effective Time by the Credit Parties to the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby when taken as a whole will be true, complete and accurate in every material respect, or (in the case of pro-forma information and projections) prepared in good faith based on reasonable assumptions, on the date as of which such information is certified. Schedule 5.6(c) accurately and fully describes all material information the Credit Parties have obtained regarding the Government Investigations and copies of all material documents received by the Credit Parties related to the Government Investigations have been delivered to the Lenders.

5.12    Capitalization. As of the Closing Date, the capital structure and ownership of the Credit Parties and their respective Subsidiaries are correctly described on Schedule 5.12. As of the Closing Date, the authorized, issued and outstanding capital stock or other equity interests, as applicable, of the Credit Parties and their respective Subsidiaries consists of the capital stock or other equity interests described on Schedule 5.12, all of which is duly and validly issued and outstanding, (and, in the case of any U.S. corporations) fully paid and nonassessable. Except (x) as set forth on Schedule 5.12, (y) as contemplated by the Series B Preferred Stock Purchase Agreement or (z) solely with respect to the following clause (a), as contemplated in the Co-Sale Agreement, the Investors’ Rights Agreement or the Voting Agreement, as of the Closing Date, (a) there are no outstanding Equity Rights with respect to any Credit Party or any Subsidiary, and (b) there are no outstanding obligations of any Credit Party or any Subsidiary to repurchase, redeem, or otherwise acquire any shares of capital stock of or other equity interests in any Credit Party or any Subsidiary, nor are there any outstanding obligations of any Credit Party or any Subsidiary to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Credit Party or any Subsidiary.

5.13    Subsidiaries.

(a)    Set forth on Schedule 5.13 is a complete and correct list of all Subsidiaries as of the Closing Date (with a designation of each Subsidiary that is an Excluded Subsidiary as of the Closing Date), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the class of ownership interests held by each such Person and the number of shares of each class of ownership interest owned and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 5.13, (x) each Credit Party and each Subsidiary owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 5.13, (y) all of the issued and outstanding capital stock or other equity interests of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to any such Person.

(b)    Except as set forth on Schedule 8.8, as of the Closing Date neither any Credit Party not any Subsidiary is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 8.8 (“Restrictive Agreements”), other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived.

5.14    Material Indebtedness, Liens and Agreements.

(a)    Schedule 5.14 contains a complete and correct list, as of the Closing Date, of all Material Indebtedness of the Credit Parties and their respective Subsidiaries and any and all extensions of credit (or commitment for any extension of credit) to, or guarantees by, any Credit Party or any Subsidiary the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000, and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described on Schedule 5.14.

(b)    Schedule 5.14 contains a complete and correct list, as of the Closing Date, of each contract or arrangement to which any Credit Party or any Subsidiary is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Effect, other than purchase orders made in the ordinary course of business and subject to customary terms.

(c)    To the extent requested by the Lenders, true and complete copies of each agreement listed on Schedule 5.14 have been delivered to the Lenders, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, and are currently binding upon each Credit Party and each Subsidiary that is a party thereto and, to the knowledge of the Credit Parties, binding upon the other parties thereto in accordance with their terms. The Credit Parties and their respective Subsidiaries are not in default under any such agreements, which default could reasonably be expected to result in a Material Adverse Effect.

5.15    Federal Reserve Regulations. Neither any Credit Party nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying “margin stock” (as defined in Regulation U of the Board). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the Board.

5.16    Solvency. As of the Effective Time and after giving effect to the Term Loan hereunder, and the other transactions contemplated hereby:

(a)    the aggregate value of all properties of the Credit Parties and their respective Subsidiaries (taken as a whole) at their present fair saleable value on a going concern basis, exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties and their respective Subsidiaries;

(b)    the Credit Parties and their respective Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted; and

(c)    the Credit Parties and their respective Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

5.17    Labor and Employment Matters.

(a)    Except as set forth on Schedule 5.17 or with respect to which such representation, certification, recognition, obligation, contract, agreement, campaign, election, proceeding, strike, slowdown, work stoppage, practice, controversy or grievance, could not have, individually or in the aggregate, a Material Adverse Effect: (i) no employee of the Credit Parties and their respective Subsidiaries is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and the Credit Parties and their respective Subsidiaries do not have any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of the Credit Parties and their respective Subsidiaries; (ii) there are no pending or threatened representation campaigns, elections or proceedings; (iii) the Credit Parties and their respective Subsidiaries do not have knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof; (iv) neither any Credit Party nor any Subsidiary has engaged in, admitted committing or been held to have committed any unfair labor practice; and (v) there are no controversies or grievances between any Credit Party or any Subsidiary and any of its employees or representatives thereof.

(b)    Except as set forth on Schedule 5.17 or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Credit Parties and their respective Subsidiaries have at all times since January 1, 2014 complied, and are in compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

(c)    Except as set forth on Schedule 5.17 or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Credit Parties and their respective Subsidiaries have at all times since January 1, 2014 complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

5.18    Deposit Accounts and Securities Accounts. Schedule 5.18 contains a complete and correct list of all banks and other financial institutions at which any Credit Party or any Subsidiary maintains Deposit Accounts and/or Securities Accounts as of the Closing Date, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the Deposit Account, and the complete account number.

5.19    Sanctions Concerns and Anti-Corruption Laws.

(a)    Sanctions Concerns. No Credit Party, nor any Subsidiary, nor, to the knowledge of the Credit Parties and their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is a Person that is, or is owned or controlled by any Person that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)    Anti-Corruption Laws. The Credit Parties and their respective Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions applicable to any Credit Party or any Subsidiary, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.20    Patriot Act. The Credit Parties and their respective Subsidiaries are in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (collectively, the “FAC Regulations”), and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (the “USA Patriot Act of 2001”).

5.21    Healthcare Matters.

(a)    Compliance with Health Care Laws. To its knowledge, each Credit Party is, and each Subsidiary is, and at all times since January 1, 2014, has been, in material compliance with all Health Care Laws and requirements of Third Party Payor Programs applicable to it. To the knowledge of each Credit Party, no circumstance exists or event has occurred which could reasonably be expected to result in a material violation by any Credit Party or any Subsidiary of any material Health Care Law or any requirement of any Third Party Payor Program. For the purpose of this Section 5.21, the term “knowledge” shall not be limited to actual knowledge of the information, and presumes that the Credit Party has performed reasonable due inquiry or diligence.

(b)    Health Care Permits. Each Credit Party and each Subsidiary holds, and at all times since January 1, 2014, has held, all material Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its material business or operations as conducted at the applicable time (including to participate in and obtain reimbursement under all Third Party Payor Programs). All such Health Care Permits are, and at all times since January 1, 2014, have been, in full force and effect and there is and has been no material default under, material violation of, or other material noncompliance with the terms and conditions of any such Health Care Permit. To the knowledge of each Credit Party, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, has resulted or could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any material Health Care Permit. No Governmental Authority has taken, or to the knowledge of any Credit Party intends to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any material Health Care Permit of any Credit Party or any Subsidiary.

(c)    Third Party Payor Authorizations. Each Credit Party and each Subsidiary holds, and at all times since January 1, 2014, has held, in full force and effect, all material Third Party Payor

Authorizations reasonably necessary to participate in and be reimbursed by all material Third Party Payor Programs in which such Credit Party or such Subsidiary participates. There is no investigation, audit, claim review, or other action pending, or to the knowledge of any Credit Party, threatened, which could reasonably be expected to result in a suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Third Party Payor Authorization, result in any Credit Party’s or any Subsidiary’s exclusion from any Third Party Payor Program, or could reasonably be expected to have a Material Adverse Effect.

(d)    Licensed Personnel. The Licensed Personnel (i) have complied at all times since January 1, 2014 when such Licensed Personnel have been performing services on behalf of any Credit Party or any Subsidiary, and currently are in compliance, in all material respects with all applicable Health Care Laws in the performance of such Licensed Personnel’s duties for such Credit Party or such Subsidiary, and (ii) have held at all times since January 1, 2014 that such Persons have been Licensed Personnel performing services on behalf of any Credit Party or any Subsidiary, and currently hold (if still providing services on behalf of any Credit Party or any Subsidiary), all material professional licenses and other material Health Care Permits and all material Third Party Payor Authorizations required in the performance of such Licensed Personnel’s duties for such Credit Party or such Subsidiary, and, each such Health Care Permit and Third Party Payor Authorization is in full force and effect and, to the knowledge of each Credit Party, no suspension, revocation, termination, impairment, modification or non-renewal of any such Permit or Third Party Payor Authorization is pending or threatened.

(e)    Accreditation. Each Credit Party and each Subsidiary has obtained and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent customary in the industry in which it is engaged or required by law (including any foreign law or equivalent regulation), except where the failure to have or maintain such accreditation in good standing or imposition of limitation or impairment could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)    Proceedings and Audits. Except as set forth on Schedule 5.21(f), there are no pending (or, to the knowledge of any Credit Party, threatened) actions, suits, investigations, or proceedings against or affecting any Credit Party or any Subsidiary or, to the knowledge of any Credit Party, any Licensed Personnel, relating to any actual or alleged material non-compliance with any Health Care Law or requirement of any Third Party Payor Program. Schedule 5.21(f) sets forth any pending (or, to the knowledge of any Credit Party, threatened) dispute between any Third Party Payor Program and any Credit Party or any Subsidiary which may be reasonably expected to result in any Credit Party or any Subsidiary having responsibility to any Third Party Payor Program for any overpayment, liability, fines, penalties, or damages in excess of $1,000,000. To the knowledge of any Credit Party, there currently exist no material restrictions, deficiencies, required plans of correction or other such remedial measures with respect to any Health Care Permit of a Credit Party or a Subsidiary, or a Credit Party’s or a Subsidiary’s participation in any Third Party Payor Program. Without limiting the foregoing, to the knowledge of any Credit Party, no validation review, program integrity review, audit or other investigation related to any Credit Party or any Subsidiary or their respective operations, or the consummation of the transactions contemplated by the Loan Documents or related to the Collateral (i) has been conducted by or on behalf of any Governmental Authority since January 1, 2014, or (ii) is scheduled, pending or, to the knowledge of any Credit Party, threatened.

(g)    Overpayments. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, during the three (3) year period prior to the Closing Date, neither any Credit Party nor any Subsidiary has retained any payment received from, or failed to refund any amount due to, any Third Party Payor in violation in any respect of any Health Care Law or contract, after having identified any such overpayment or refunds due.

(h)    Material Statements. To the knowledge of each Credit Party, neither any Credit Party nor any Subsidiary, nor any officer, affiliate, employee or agent of any Credit Party (in such capacity) or any Subsidiary (in such capacity), has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact that must be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, could reasonably be expected to constitute a material violation of any Health Care Law.

(i)    Prohibited Transactions. To the knowledge of each Credit Party, neither any Credit Party nor any Subsidiary, nor any officer, affiliate, employee or agent of any Credit Party or any Subsidiary, directly or indirectly, has (i) offered or paid or solicited or received any material remuneration, in cash or in kind, or made any financial arrangements, in violation of any Health Care Law; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in material violation of any Health Care Law; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any material contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any material unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be in violation of any Health Care Law or used or was given for any purpose other than that described in the documents supporting such payment. To the knowledge of each Credit Party, since January 1, 2014, no person has filed or has threatened to file against any Credit Party or their Affiliates an action under any federal or state whistleblower statute, including under the False Claims Act (31 U.S.C. § 3729 et seq.).

(j)    Exclusion. Neither any Credit Party nor any Subsidiary, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Credit Party or any Subsidiary, nor, to the knowledge of the Credit Parties, any Licensed Personnel of any Credit Party or any Subsidiary, has been (or, has been threatened to be) (i) excluded from any Third Party Payor Program pursuant to 42 U.S.C. § 1320a-7 and related regulations; (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other applicable laws or regulations; (iii) debarred, disqualified, suspended or excluded from participation in any Third Party Payor Program or is listed on the General Services Administration list of excluded parties, nor, to the knowledge of the Credit Parties, is any such debarment, disqualification, suspension or exclusion threatened or pending; or (iv) made a party to any other action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental purchaser or other purchaser pursuant to any federal, state or local laws or regulations.

(k)    Corporate Integrity Agreement. Neither any Credit Party nor any Subsidiary, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §1001.1001) in any Credit Party or any Subsidiary is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws.

(l)    Reimbursement Coding. To the extent any Credit Party or any Subsidiary provides to its customers or any other Persons reimbursement coding or billing advice, all such advice is and, as applicable, has been, materially complete and accurate, and materially conforms and, as applicable, has materially conformed, to the applicable American Medical Association’s Current Procedural Terminology (CPT), the International Classification of Disease, Ninth Revision, Clinical Modification (ICD-9-CM) or its successor, as applicable, and other applicable coding systems, except where such advice could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.22    Limited Offering of Warrants. Assuming the accuracy of the representations and warranties of the purchaser in the Series B Preferred Stock Purchase Agreement, the offer and sale of the Warrants are not required to be registered pursuant to the provisions of Section 5 of the Securities Act or the registration or qualification provisions of the blue sky laws of any state. Neither the Borrower nor any agent on the Borrower’s behalf, has solicited or will solicit any offers to sell all or any part of the Warrants to any Person so as to bring the sale of the Warrants by the Borrower within the registration provisions of the Securities Act or any state securities laws.

5.23    Registration Rights. Except as described in the Investors’ Rights Agreement, the Borrower is under no requirement to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

5.24    Perfection Matters. Set forth on Schedule 5.24 is the taxpayer identification number and organizational identification number of each Credit Party as of the Closing Date. The exact legal name, state of organization and address of the chief executive office of (a) the Borrower is (i) as set forth on the signature pages hereto or (ii) as may be otherwise disclosed by the Credit Parties in accordance with Section 8.15 and/or Section 4.2(b) and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the supplement or other documentation pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Credit Parties in accordance with Section 8.15 and/or Section 4.2(b). Except as set forth on Schedule 5.24, no Credit Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of organization, or (iii) been party to a merger, consolidation or other change in structure.

ARTICLE 6

CONDITIONS PRECEDENT

6.1    Conditions; Term Loan and Purchase of Warrants. The obligations of the Lenders to make the Term Loan and to purchase the Warrants shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)    Investment Documents. The Lenders shall have received executed counterparts of this Agreement and the other Investment Documents, each properly executed by a Designated Financial Officer of the signing Credit Party and each other party to such Investment Documents, including, without limitation, the Warrants duly executed and issued by the Borrower, in each case in form and substance satisfactory to the Lenders.

(b)    Organizational Structure. The corporate organizational structure, capitalization and ownership of the Credit Parties and their respective Subsidiaries, shall be as set forth on Schedules 5.12 and 5.13 annexed hereto.

(c)    Existence and Good Standing. The Lenders shall have received such documents and certificates as the Lenders may reasonably request relating to the organization, existence and good standing of each Credit Party and the authorization of the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Lenders.

(d)    Security Interests in Personal and Mixed Property. The Lenders shall have received evidence reasonably satisfactory to them that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments and made or caused to be made all such filings and recordings (other than filings or recordings to be made by the Collateral Agent or the Lenders on or after the Closing Date) that may be necessary or are otherwise reasonably requested by the Lenders in order to create in favor of the Lenders, valid and (upon such filing and recording) perfected First Priority security interests in the entire personal and mixed property Collateral.

(e)    [Reserved].

(f)    Evidence of Insurance. The Lenders shall have received certificates from the Credit Parties’ insurance brokers that all insurance required to be maintained pursuant to Section 7.5 is in full force and effect and that the Collateral Agent, for the benefit of the Lenders, has been named as additional insured or loss payee thereunder to the extent required under Section 7.5.

(g)    Necessary Governmental Permits, Licenses and Authorizations and Consents, Etc. The Credit Parties and their respective Subsidiaries shall have received all governmental, shareholder and third party permits, licenses, authorizations, consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Investment Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any Credit Party or any Subsidiary or such transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

(h)    Existing Debt; Liens. The Lenders shall have received (if applicable) evidence that all principal, interest, and other amounts owing in respect of all Existing Debt of the Credit Parties and their respective Subsidiaries (other than Indebtedness permitted to remain outstanding in accordance with Section 8.1) will be repaid in full as of the Closing Date. The Lenders shall have received evidence that as of the Closing Date, the Property of the Credit Parties and their respective Subsidiaries is not subject to any Liens (other than Liens permitted to remain outstanding in accordance with Section 8.2).

(i)    Financial Statements. The Lenders shall have received the certified financial statements referred to in Section 5.4.

(j)    Financial Officer Certificate. The Lenders shall have received a certificate, dated the Closing Date and signed by a Designated Financial Officer, confirming compliance with the conditions set forth in Section 6.1(g), Section 6.1(m) and Section 6.2 at the Effective Time.

(k)    Opinion of Counsel to Credit Parties. The Lenders shall have received favorable written opinions (addressed to the Lenders and dated the Closing Date) of Gibson, Dunn & Crutcher LLP, special counsel to the Credit Parties, covering such matters relating to the Credit Parties, this Agreement, the other Investment Documents or the transactions contemplated hereby as the Lenders shall reasonably request.

(l)    Controlled Accounts. The Credit Parties shall have entered into Control Agreements with respect to the Controlled Accounts that have been established and are being maintained as of the Closing Date.

(m)    Carmenta. Prior to or substantially concurrently with the Effective Time, the Borrower shall have (i) caused Carmenta to be dissolved and (ii) as a result thereof, by operation of law, all tangible and intangible property and assets of Carmenta to be assigned, transferred or otherwise disposed of to the Borrower or any other Credit Party, after payment of or provisions for all claims and obligations with respect thereto.

(n)    Amendment to Comerica Real Estate Loan Documents. The Lenders shall have received such documents as the Lenders may reasonably request evidencing the amendment of all applicable Comerica Real Estate Loan Documents to permit the incurrence of the Obligations and the creation of Liens pursuant to the Loan Documents, in each case in form and substance reasonably satisfactory to the Lenders.

(o)    Equity Matters. All transactions contemplated by the Series B Preferred Stock Purchase Agreement shall have been consummated, including, without limitation, the issuance by the Borrower to AOF III Co-Invest of 14,164,306 shares of Series B Preferred Stock, in accordance with the Series B Preferred Stock Purchase Agreement and Stylli shall have executed all necessary documentation to exchange all remaining shares of Series A-2 Preferred Stock into common stock of the Borrower (including the issuance by the Borrower of such common stock).

(p)    Advance Request; Funding Direction Letter. The Lenders shall have received (i) a completed and executed Advance Request at least two (2) Business Days prior to the Effective Time and (ii) a letter of direction containing funds flow information, with respect to the proceeds of the Term Loan on the Closing Date.

(q)    Fees and Expenses. The Lenders shall have received all fees and other amounts due and payable hereunder to the Lenders and/or Moore & Van Allen PLLC at or prior to the Effective Time, including, to the extent invoiced not fewer than two (2) Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (provided, that, it is understood and agreed the Borrower shall only be required to reimburse or pay up to $100,000 of the reasonable and documented fees, costs and expenses of Moore & Van Allen PLLC incurred prior to the Effective Time).

6.2    Conditions; Term Loan. The obligation of the Lenders to make the Term Loan is subject to the additional conditions precedent that, both before and after giving effect to the Term Loan:

(a)    Representations and Warranties. The representations and warranties of the Credit Parties and each Subsidiary set forth in this Agreement and the other Investment Documents shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent that such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date)).

(b)    No Default. No Event of Default or Default shall have then occurred and be continuing.

(c)    No Material Adverse Effect. Since December 31, 2016, there shall have occurred no Material Adverse Effect.

The request by the Borrower for the making of the Term Loan shall be deemed to constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 6.2 will be satisfied at the time of the making of the Term Loan.

ARTICLE 7

AFFIRMATIVE COVENANTS

Until all Obligations have been paid in full each Credit Party covenants and agrees with the Lenders that:

7.1    Financial Statements and Other Information. The Credit Parties will furnish to the Lenders:

(a)    as soon as available and in any event within 120 days after the end of each fiscal year of the Credit Parties:

(i)    consolidated statements of operations, shareholders’ equity and cash flows of the Credit Parties and their respective Subsidiaries for such fiscal year and the related consolidated balance sheets of the Credit Parties and their respective Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and

(ii)    an opinion of independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that the consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Credit Parties and their respective Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP.

(b)    as soon as available and in any event within 45 days after the end of each fiscal quarter of the Credit Parties:

(i)    consolidated statements of operations and cash flows of the Credit Parties and their respective Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such quarter, and the related consolidated balance sheets of the Credit Parties and their respective Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the corresponding figures for the forecasts most recently delivered to the Lenders for such period, and

(ii)    a certificate of a Designated Financial Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Credit Parties and their respective Subsidiaries, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

(c)    as soon as available and in any event within (i) 45 days after the end of each fiscal quarter, a Compliance Certificate duly executed by a Designated Financial Officer with respect to the quarterly financial statements delivered pursuant to Section 7.1(b) above, and (ii) 120 days after the end of each fiscal year, a Compliance Certificate duly executed by a Designated Financial Officer with respect to the annual financial statements delivered pursuant to Section 7.1(a) above; and

(d)    as soon as available and in any event within 45 days after the beginning of each fiscal year of the Credit Parties, statements of forecasted consolidated income and cash flows for the Credit Parties and their respective Subsidiaries for each fiscal month in such fiscal year and a forecasted consolidated balance sheet of the Credit Parties and their respective Subsidiaries as of the last day of each fiscal month in such fiscal year together with supporting assumptions which were reasonable when made, all prepared in good faith in reasonable detail and consistent with the Credit Parties’ past practices in preparing projections and otherwise reasonably satisfactory in scope to the Lenders;

(e)    upon written request of the Collateral Agent, within 45 days after the end of each fiscal quarter, a written report providing in reasonable detail a summary of the recent material developments over the last quarter in connection with each Government Investigation and the then current status of each Government Investigation; provided that the Lenders may in their discretion request an oral report instead of a written report; provided, that, the Borrower shall not be obligated to provide information to the Collateral Agent pursuant to this Section 7.1(e) to the extent such information has previously been provided to the Athyrium Director in his capacity as such;

(f)    promptly, and in any event within 5 Business Days after receipt thereof by any Credit Party or any Subsidiary, copies of the following, in each case with respect to any Government Investigation, to the extent such items are material (as determined in good faith by the Borrower) and are not otherwise subject to a confidentiality obligation or any law, rule or regulation prohibiting disclosure thereof: (i) any subpoena, civil investigative demand or other similar request for documentation, settlement demand or other written request that is received by (A) any Credit Party or any Subsidiary or (B) any other Person and about which any Credit Party, any Subsidiary or any officer thereof has actual knowledge; (ii) any notice or other substantive written communication from, by or with any Governmental Authority, including without limitation the United States Department of Justice and specifically including any written communications of proposals for resolution of any Government Investigation; and (iii) any presentation made by any Credit Party or Subsidiary to any Governmental Authority regarding a Government Investigation or by any Governmental Authority to any Credit Party or Subsidiary regarding a Government Investigation, including without limitation presentations to or by the United States Department of Justice;

(g)    promptly upon receipt thereof, copies of all management letters and accountants’ letters received by the Credit Parties and their respective Subsidiaries; and

(h)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Credit Parties and their respective Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Lenders may reasonably request.

7.2    Notices of Material Events. The Credit Parties will furnish to the Lenders prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of any action, suit or proceeding at law, in equity, in arbitration or by or before any Governmental Authority against any Credit Party or Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect, including, without limitation, any such action, suit or proceeding that alleges potential or actual violations of any Health Care Law by a Credit Party or any Subsidiary or any of their respective Licensed Personnel;

(c)    the occurrence of any ERISA Event related to the Plan of any Credit Party or any Subsidiary or knowledge after due inquiry of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties and their respective Subsidiaries in an aggregate amount exceeding $1,000,000;

(d)    (i) the voluntary disclosure by any Credit Party or any Subsidiary to any Governmental Authority or any Third Party Payor Program (including to any intermediary, carrier or contractor of such Third Party Payor Program), of an actual or potential overpayment matter involving the submission of claims to a Third Party Payor that could reasonably result in damages (including an assessment or civil monetary penalty) or a settlement amount in excess of $2,000,000; (ii) that any Credit Party or any Subsidiary, an owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Credit Party or any Subsidiary: (A) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (B) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty; (C) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; or (D) has been involved or named in a complaint filed pursuant to the False Claims Act under 31 U.S.C. §3729 et seq. by any individual or by the United States Department of Justice; (iii) receipt by any Credit Party or any Subsidiary of any notice or written communication from an accrediting organization that such Person is (A) subject to or is required to file a plan of correction with respect to any accreditation survey where the failure to file such plan could lead to loss of accreditation, or (B) in danger of losing its accreditation due to a failure to comply with a plan of correction; (iv) any health care survey, report or other communication related to licensure, accreditation, or participation in any Third Party Payor Program that includes any statement of material deficiencies pertaining to any Credit Party or any Subsidiary; (v) any material and adverse validation review, material and adverse program integrity review or material reimbursement audits related to any Credit Party or any Subsidiary in connection with any Third Party Payor Program; (vi) any claim to recover any alleged overpayments with respect to any receivables that could result in damages (including an assessment or civil monetary penalty) or a settlement amount in excess of $2,000,000; (vii) notice of any material reduction in the level of reimbursement expected to be received with respect to receivables; (viii) any material licensure violations or fraudulent acts or omissions involving any Credit Party or any Subsidiary, or, to the knowledge of any Credit Party, any Licensed Personnel; (ix) the pending or threatened (in writing) imposition of any material fine or penalty by any Governmental Authority under any Health Care Law against any Credit Party, or, to the knowledge of any Credit Party, any Licensed Personnel; (x) notice of any Credit Party’s or any Subsidiary’s fees in excess of $2,000,000 being contested or disputed; (xi) any pending revocation, suspension, termination, probation, restriction, limitation, denial, or non-renewal with respect to any material Health Care Permit or material Third Party Payor Authorization, including without limitation (A) any correspondence from any Governmental Authority which gives notice of, or (B) the occurrence of, any event which in the case of either (A) or (B) could reasonably be expected to result in any Credit Party, any Subsidiary or key executive of a Credit Party or Subsidiary becoming excluded, suspended or debarred from participation, or becoming otherwise ineligible to participate, in any Third Party Payor Program with a Government Payor; (xii) any non-routine and material inspection of any facility of a

Credit Party or a Subsidiary by any Governmental Authority; (xiii) notice of the occurrence of any reportable event as defined in any corporate integrity agreement, corporate compliance agreement or deferred prosecution agreement pursuant to which any Credit Party or any Subsidiary has to make a submission to any Governmental Authority or other Person under the terms of such agreement, if any; and (xiv) without duplication, any failure of any Credit Party or any Subsidiary to comply with the covenants and conditions of Section 7.8; and

(e)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.2 shall be accompanied by a statement of a Designated Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

7.3    Existence; Conduct of Business. Each Credit Party shall, and shall cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization (except in a transaction permitted by Section 8.4) and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided, that, the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 8.4.

7.4    Payment of Obligations. Each Credit Party shall, and shall cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings and such Credit Party or such Subsidiary, as the case may be, has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

7.5    Maintenance of Properties; Insurance. Each Credit Party shall, and shall cause each Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts, on such terms and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption and product liability insurance. Without limiting the generality of the foregoing, the Credit Parties will, and will cause each Subsidiary to, maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times reasonably satisfactory to the Lenders in their commercially reasonable judgment. All general liability and other liability policies with respect to the Credit Parties and their respective Subsidiaries shall name the Collateral Agent, for the benefit of the Lenders, as an additional insured thereunder as its interests may appear, and all business interruption and casualty insurance policies shall contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Lenders that names the Collateral Agent, for the benefit of the Lenders, as the loss payee thereunder. All policies of insurance shall provide for at least thirty (30) days’ prior written notice to the Collateral Agent of any cancellation of such policy (or ten (10) days’ prior written notice in the case of the failure to pay any premiums thereunder).

7.6    Books and Records; Inspection Rights. Each Credit Party shall, and shall cause each Subsidiary to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities.

Upon the Collateral Agent’s reasonable request, each Credit Party will, and will cause each Subsidiary to, give the Collateral Agent notice from time to time of each office where books of record and account pertaining to all intangible items of Collateral are kept. Each Credit Party shall, and shall cause each Subsidiary to, permit any representatives designated by the Lenders to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants as frequently as the Lenders deem appropriate (but in any event, not more than once per fiscal quarter so long as no Event of Default has occurred and is continuing); provided, that, so long as no Default has occurred and is continuing all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of such Credit Party or such Subsidiary; provided, further, that, after the occurrence and during the continuance of any Default, the Lenders may visit at any reasonable times. The Borrower shall reimburse the Lenders for all reasonable and documented examination and inspections costs, internal costs at the customary rate charged by the Lenders, plus all reasonable and documented out-of-pocket expenses incurred in connection with such inspections; provided, that, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse the Lenders for inspection costs in connection with one such visit and inspection per fiscal year.

7.7    Fiscal Year. The Credit Parties and their respective Subsidiaries shall maintain their current fiscal year.

7.8    Compliance with Laws.

(a)    Each Credit Party shall, and shall cause each Subsidiary to, comply in all material respects with (i) all permits, licenses and authorizations, including, without limitation, environmental permits, licenses and authorizations, issued by a Governmental Authority; (ii) all laws, rules, regulations and orders including, without limitation, the Trading with the Enemy Act, the FAC Regulations and the USA Patriot Act of 2001, of any Governmental Authority; and (iii) all contractual obligations, in each case applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Without limiting or qualifying Section 7.8(a), or any other provision of this Agreement, each Credit Party will, and will cause each Subsidiary to, comply in all material respects with all applicable Health Care Laws relating to the operation of such Person’s business.

(c)    Each Credit Party shall, and shall cause each Subsidiary to, (i) obtain, maintain and preserve and take all necessary action to timely renew, all material Health Care Permits (including, as applicable, Health Care Permits necessary for it to be eligible to receive payment and compensation from and to participate in Medicare, Medicaid or any other Third Party Payor Programs) that are necessary in the conduct of its business; (ii) be and remain in material compliance with all requirements for participation in, and for licensure required to provide the goods or services that are reimbursable under, Medicare, Medicaid and any other Third Party Payor Programs; (iii) cause all Licensed Personnel to comply in all material respects with all applicable Health Care Laws in the performance of their duties to or for any Credit Party or any Subsidiary, and to maintain in full force and effect all material professional licenses and other Health Care Permits required to perform such duties; and (iv) keep and maintain in all material respects all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law, in each case.

(d)    Each Credit Party shall, and shall cause each Subsidiary to, maintain a corporate and health care regulatory compliance program (“CCP”) which addresses the requirements of Health Care Laws, including Health Information Privacy Laws and that includes at least the following components: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures, including publicizing a report system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies, including discipline of individuals responsible for the failure to detect violations of the CCP; and (vi) mechanisms to immediately respond to detected violations of the CCP. The Credit Parties shall, and shall cause each Subsidiary to, modify such CCPs from time to time, as may be necessary to ensure continuing compliance in all material respects with all applicable Health Care Laws. The Credit Parties shall, and shall cause each Subsidiary to, upon the Lenders’ reasonable request, provide copies of the CCP to the Lenders, together with any other documentation relating to the administration thereof and compliance by the applicable Credit Party or Subsidiary therewith.

(e)    Each Credit Party shall, and shall cause each Subsidiary to, conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions applicable to any Credit Party or any Subsidiary.

7.9    Use of Proceeds. The proceeds of the Loans will be used only for (a) the repayment of Existing Debt of the Credit Parties and their respective Subsidiaries (other than Existing Debt of the type described in clause (b) of the definition thereof), (b) the payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement, (c) the repurchase of shares of capital stock of the Borrower, to the extent permitted by Section 8.6, and (d) general corporate and working capital purposes of the Credit Parties and their respective Subsidiaries, including, without limitation, funding research and development; provided, that, in no event shall the proceeds of the Loans be used in contravention of any Law or any Loan Document.

7.10    Certain Obligations Respecting Pledges of Capital Stock and Subsidiaries.

(a)    The Credit Parties shall cause, at all times, the Collateral Agent, for the benefit of the Lenders, to be granted a first priority perfected Lien (subject only to inchoate Permitted Liens) on one hundred percent (100%) of the outstanding capital stock or other equity interests of the Credit Parties (other than, for the avoidance of doubt, the Borrower) and their respective Subsidiaries; provided, that, with respect to any Foreign Subsidiary or FSHCO, such pledge shall be limited to (x) 65% of the voting capital stock or other voting equity interests of such Foreign Subsidiary or FSHCO and (y) 100% of the non-voting capital stock or other non-voting equity interests of such Foreign Subsidiary or FSHCO.

(b)    The Credit Parties shall, upon the formation or acquisition (it being understood that any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Subsidiary shall be deemed to be the acquisition of a Subsidiary for purposes hereof) of any direct or indirect Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) after the Closing Date, (i) cause each such Wholly Owned Domestic Subsidiary to become a Credit Party hereunder by executing a supplement hereto in form and substance reasonably satisfactory to the Lenders, (ii) pledge to the Collateral Agent, for the benefit of the Lenders, all the capital stock or other equity interests of each such Wholly Owned Domestic Subsidiary directly held by such Credit Party, and (iii) take, or cause each such Wholly Owned Domestic Subsidiary to take, such additional actions as are reasonably requested by the Lenders to grant a Lien in favor of the Collateral Agent, for the benefit of the Lenders, on all assets of such Wholly Owned Domestic Subsidiary (other than Intellectual Property and Excluded Collateral) consistent with the terms of this Agreement.

7.11    ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) the Credit Parties will, and will cause each Subsidiary to, maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (b) the Credit Parties will not, and will not permit any Subsidiary to, and, to the extent authorized, will not permit any of the ERISA Affiliates to (i) engage in any transaction with respect to any Plan which would subject any Credit Party or any Subsidiary to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (ii) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Credit Party, any Subsidiary or any ERISA Affiliate is required to pay minimum required contributions (as such term is defined in Section 302 of ERISA and Section 412 of the Code), with respect to any Pension Plan or (iii) fail to make any payments to any Multiemployer Plan that any Credit Party, any Subsidiary or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

7.12    Environmental Matters; Reporting. The Credit Parties will, and will cause each Subsidiary to, observe and comply with all Environmental Laws to the extent non-compliance could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Credit Parties will, and will cause each Subsidiary to, give the Lenders prompt written notice of any violation as to any Environmental Law by any Credit Party or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to Environmental Laws (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other environmental permits held by any Credit Party or any Subsidiary, or (b) which could reasonably be expected to result in a Material Adverse Effect or which will require a material expenditure by any Credit Party or any Subsidiary to cure any alleged problem or violation.

7.13    Cash Deposits; Deposit Accounts; Securities Accounts.

(a)    The Credit Parties shall take, and shall cause their respective Subsidiaries to take, all actions necessary to maintain, preserve and protect the rights and interests of the Collateral Agent, for the benefit of the Lenders, with respect to all cash deposits of the Credit Parties and all other proceeds of Collateral and shall not open any Deposit Account or Securities Account, as the case may be, without simultaneously entering into a Control Agreement; provided, that, so long as no Default or Event of Default shall have occurred and be continuing, the Credit Parties and their respective Subsidiaries shall be permitted to maintain (i) payroll accounts not subject to the Collateral Agent’s or the Lenders’ control, (ii) Government Depository Accounts not subject to the Collateral Agent’s or the Lenders’ control as long as the Credit Parties observe all the requirements of this Section 7.13, and (iii) other bank accounts (including, without limitation, Securities Accounts) not subject to the Collateral Agent’s or the Lenders’ control, in the case of this clause (iii), so long as the aggregate amount of funds on deposit and financial assets credited thereto in all such bank accounts (including, without limitation, Securities Accounts) does not exceed $500,000 at any time (each, an “Excluded Account”).

(b)    The Credit Parties shall maintain the Government Depository Account and instruct the depository institution where such Government Depository Account is maintained to automatically, at the end of each Business Day, transfer all amounts on deposit in the Government Depository Account to a Controlled Account. The Government Depository Account will be the only account into which Government Receivables will be deposited and all Governmental Payors will be directed to remit all Government Receivables for deposit in the Government Depository Account. In the event that a Credit Party or a Subsidiary receives any Collections that should have been sent to the Government Depository Account, such Credit Party shall, or shall cause such Subsidiary to, as the case may be, promptly upon receipt, deposit such Collections directly to the Government Depository Account in the form received.

(c)    The Credit Parties will, and will cause each Subsidiary to, cause all Collections other than Government Receivables to be sent directly to a Controlled Account. In the event that a Credit Party or a Subsidiary receives any Collections that should have been sent to a Controlled Account, such Credit Party shall, or shall cause such Subsidiary to, as the case may be, promptly upon receipt deposit such Collections directly to a Controlled Account in the form received. Until so forwarded, such Collections shall be held in trust for the benefit of the Lenders.

(d)    The Credit Parties will, and will cause each Subsidiary to, use commercially reasonable efforts to cause payors of Health-Care-Insurance Receivables under new provider agreements to segregate Government Receivables from non-governmental Collections and deposit Government Receivables into the Government Depository Account and non-governmental Collections into a Controlled Account.

(e)    Notwithstanding anything in any Control Agreement to the contrary, the Credit Parties agree that they shall be liable for any fees and charges in effect from time to time and charged by the depository institution in connection with the Controlled Accounts and the Government Depository Account and that the Collateral Agent and the Lenders shall have no liability therefor. The Credit Parties hereby indemnify and agree to hold the Collateral Agent and the Lenders harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable and documented out-of-pocket attorneys’ fees and expenses, arising from or relating to actions of the Collateral Agent pursuant to this Section 7.13 or any Control Agreement or similar agreement, except to the extent of such losses arising solely from the Collateral Agent’s bad faith, gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(f)    If any Credit Party breaches its obligation to, or to cause a Subsidiary to, direct payments of the proceeds of the Collateral to a Controlled Account or the Government Depository Account as herein required, the Collateral Agent, as the irrevocably made, constituted and appointed true and lawful attorney for the Credit Parties, may upon reasonable prior notice to the Credit Parties, by the signature or other act of any of the Collateral Agent’s officers (without requiring any of them to do so), direct any account debtor to pay proceeds of the Collateral to the Credit Parties and their respective Subsidiaries by directing payment to a Controlled Account or the Government Depository Account, as applicable.

7.14    Landlord’s Waivers and Consents. In the case of each new lease for a Material Leasehold Property entered into after the Closing Date, the Credit Parties shall (a) provide notice thereof to the Collateral Agent and (b) if requested by the Collateral Agent, (i) provide copies of the lease, and all amendments thereto, between the Credit Party and the landlord or tenant party thereto, and (ii) use commercially reasonable efforts to obtain a Landlord’s Waiver and Consent with respect thereto.

7.15    Post-Closing Obligations. The Credit Parties shall, and shall cause each Subsidiary to, within the time periods set forth therefor on Schedule 7.15 (or such longer periods of time as may be agreed to by the Lenders), deliver to the Collateral Agent and the Lenders such documents, instruments, certificates and/or agreements as are listed on Schedule 7.15 or take such other actions as are described on Schedule 7.15, in each case in form and substance reasonably satisfactory to the Lenders.

ARTICLE 8

NEGATIVE COVENANTS

Until the Obligations have been paid in full each Credit Party covenants and agrees with the Lenders that:

8.1    Indebtedness. The Credit Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness under the Loan Documents;

(b)    Existing Debt (of the type described in clause (b) of the definition of “Existing Debt”) on the Closing Date which is set forth in Schedule 8.1 and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof, except by an amount equal to unpaid accrued interest and premiums thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant extension, renewal, refunding or replacement;

(c)    intercompany Indebtedness permitted under Section 8.5 (other than by reference to this Section 8.1 (or any clause hereof));

(d)    Indebtedness incurred after the Closing Date (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Capital Lease Obligations and/or purchase money Indebtedness secured by Liens permitted under Section 8.2(k), in an aggregate principal amount for all such Indebtedness at any time outstanding not to exceed $10,000,000;

(e)    (i) Indebtedness incurred after the Closing Date in an aggregate principal amount at any time outstanding not to exceed $2,000,000, secured by a Lien encumbering any real property owned by any of the Credit Parties (it being understood, for the avoidance of doubt, that Indebtedness incurred under (x) the Comerica Real Estate Loan Documents, not to exceed an aggregate principal amount of $2,000,000 and (y) the Lubbock Mortgage, not to exceed an aggregate principal amount of $2,500,000 shall be excluded from the calculation of the basket set forth in this clause (e)(i)), (ii) Indebtedness under the Comerica Real Estate Loan Documents in an aggregate principal amount at any time outstanding not to exceed $2,000,000, and (iii) Indebtedness under the Lubbock Mortgage in an aggregate principal amount at any time outstanding not to exceed $2,500,000;

(f)    Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries in the ordinary course of business;

(g)    Indebtedness incurred by the Borrower and its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments in each case in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(h)    Indebtedness in respect of cash management obligations, including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs, other similar arrangements and otherwise in connection with deposit accounts, and any guarantee obligations of the Borrower and its Subsidiaries in connection therewith, in each case entered into in the ordinary course of business; provided, that, the aggregate outstanding amount of all such Indebtedness shall not exceed $2,500,000 at any time;

(i)    Indebtedness (other than, for the avoidance of doubt, Indebtedness for borrowed money) of the Borrower or any of its Subsidiaries consisting of obligations under deferred compensation, purchase price or other similar arrangements incurred by the Borrower or such Subsidiary in the ordinary course of business;

(j)    unsecured Indebtedness of the Borrower or any of its Subsidiaries consisting of obligations to purchase the capital stock or other equity interests of the Borrower or such Subsidiary from present or former officers, employees or directors of the Borrower or such Subsidiary following the death, disability or termination of employment or in connection with the repurchase of such capital stock or other equity interests in order to pay taxes of such officer, employee or director in accordance with any stock incentive plan approved by the Borrower’s or such Subsidiary’s board of directors, in an aggregate outstanding principal amount not to exceed $1,000,000 at any time;

(k)    other Indebtedness of the Borrower or any of its Subsidiaries; provided, that, the aggregate outstanding principal amount of all such Indebtedness shall not exceed $1,500,000 at any time;

(l)    Guarantees permitted under Section 8.3 (other than by reference to this Section 8.1 (or any clause hereof));

(m)    (i) the Carmenta Earn-Out Payments and (ii) the Avero Earn-Out Payments;

(n)    Indebtedness of the Borrower or any of its Subsidiaries consisting of unsecured seller notes and/or unsecured earn-out payment obligations in connection with any Permitted Acquisition in an aggregate amount not to exceed $3,000,000 at any time; and

(o)    Indebtedness incurred by Subsidiaries that are not Credit Parties in an aggregate outstanding principal amount for all such Indebtedness not to exceed $1,500,000 at any time.

8.2    Liens. The Credit Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it (including, without limitation, any Lien on Intellectual Property), or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except (the following being called “Permitted Liens”):

(a)    Liens created under the Loan Documents;

(b)    any Lien on any Property or asset of any Credit Party or Subsidiary existing on the Closing Date and set forth in Schedule 8.2; provided, that, (i) such Lien shall not apply to any other Property or asset of such Person and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, refinancings, renewals, refundings and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to unpaid accrued interest and premiums thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant extension, renewal, refunding or replacement;

(c)    Liens imposed by any Governmental Authority for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Credit Party or Subsidiary in accordance with GAAP and which reserves shall be acceptable to the Lenders;

(d)    landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, and vendors’ Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9.1(j);

(e)    pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)    easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Credit Party or any Subsidiary or materially interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary;

(g)    any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(h)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)    Liens consisting of bankers’ liens and rights of setoff or similar rights and remedies as to deposit accounts, securities accounts and other funds and investment property maintained with a creditor depository institution or securities intermediary, in each case, arising by operation of law or granted pursuant to customary account documentation entered into in connection with the establishment of cash management arrangements in the ordinary course of business, and Liens on documents presented in letter of credit drawings; and

(k)    Liens on fixed or capital assets (i) of any Credit Party or any Subsidiary and in existence on the Closing Date securing Indebtedness (including Capital Lease Obligations), in each case, permitted by Section 8.1(b) or (ii) acquired, constructed or improved by any Credit Party or any Subsidiary after the Closing Date, in each case, securing Indebtedness (including Capital Lease Obligations) permitted by Section 8.1(d); provided, that, solely with respect to Liens incurred in reliance on sub-clause (ii), (A) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement or were in effect at the time the Credit Parties or such Subsidiary acquired the applicable assets or stock, (B) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (C) such security interests shall not apply to any other property or assets of the Credit Parties or any Subsidiary (other than other fixed or capital assets financed by a common creditor);

(l)    Liens on real property of the Credit Parties and their respective Subsidiaries securing Indebtedness permitted by Section 8.1(e) (including, without limitation, liens in favor of (x) Comerica (or any replacement lender) on the real property securing the Indebtedness incurred under the Comerica Real Estate Loan Documents and (y) any lender on the real property securing the Indebtedness incurred under the Lubbock Mortgage); provided, that, (A) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after the acquisition of such real property or were in effect at the time the Credit Parties or such Subsidiary thereof acquired such real property or stock (or, with regard to any extension, refinancing, renewal, refunding or replacement of any such Indebtedness, were in effect at the time of such extension, refinancing, renewal, refunding or replacement), (B) the Indebtedness secured thereby does not exceed the fair market value of such real property, and (C) such security interests shall not apply to any other property or assets of the Credit Parties or any Subsidiary; and

(m)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case, after the Closing Date (other than Liens on the capital stock or other equity interests of any Person that becomes a Subsidiary to the extent that such capital stock or other equity interests are owned by a Credit Party); provided, that, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby is permitted by Section 8.1.

8.3    Contingent Liabilities. The Credit Parties will not, and will not permit any Subsidiary to, Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

(a)    endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(b)    Guarantees created under the other Loan Documents;

(c)    Guarantees and letters of credit in effect on the Closing Date which are disclosed in Schedule 8.1, and any replacements thereof in amounts not exceeding such Guarantees; and

(d)    Guarantees of obligations of the Borrower in favor of Comerica securing Indebtedness under the Comerica Loan Documents permitted by Section 8.1(e)(ii).

8.4    Fundamental Changes; Asset Sales.

(a)    The Credit Parties will not, and will not permit any Subsidiary to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Credit Parties will not, and will not permit any Subsidiary to, acquire any business or property from, or capital stock of, or other equity interests in, or be a party to any acquisition of, any Person except for purchases of property to be used in the ordinary course of business, Investments permitted under Section 8.5 (other than by reference to this Section 8.4 (or any clause hereof)) and Capital Expenditures. Notwithstanding the foregoing, (i) any Credit Party may be merged or combined with or into any other Credit Party (provided, that, if such merger involves the Borrower,

(x) the Borrower shall be the surviving entity and (y) no Change of Control shall occur) and (ii) any Subsidiary that is not a Credit Party may be merged or consolidated into (x) any Credit Party or (y) any other Subsidiary that is not a Credit Party.

(b)    The Credit Parties will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of their business or property, whether now owned or hereafter acquired including, without limitation, receivables and leasehold interests, but excluding (the following being called “Permitted Dispositions”):

(i)    the sale, assignment, lease, transfer or other disposition of any Inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms;

(ii)    the sale, assignment, lease, transfer or other disposition of real property, to the extent the same would not interfere with the operation of the business of the Credit Parties and their respective Subsidiaries;

(iii)    the granting of Liens permitted by Section 8.2;

(iv)    licenses, sublicenses, leases or subleases to third parties not interfering in or impairing in any material respect the business of the Credit Parties and their respective Subsidiaries;

(v)    the sale, assignment, lease, transfer or other disposition of delinquent accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(vi)    the sale, assignment, lease, transfer or other disposition of contractual rights (in the form of the surrender or waiver thereof), or contract or tort claims (in the form of the release, settlement or surrender thereof) in the ordinary course of business involving, individually, less than $500,000;

(vii)    the sale, assignment, lease, transfer or other disposition of any or all of a Guarantor’s property (upon voluntary liquidation or otherwise) to any other Credit Party;

(viii)    Dispositions of assets consisting of surplus, obsolete, no longer used or worn-out property, tools or Equipment;

(ix)    the sale of all or substantially all of the equity interests or assets of a Guarantor so long as the aggregate fair market value of all of the equity interests and assets sold or otherwise disposed of by the Credit Parties and their respective Subsidiaries in all such transactions in any fiscal year shall not exceed $3,000,000; and

(x)    other Dispositions so long as the aggregate fair market value of all of the assets sold or otherwise disposed of by the Credit Parties and their respective Subsidiaries in all such transactions in any fiscal year shall not exceed $1,000,000.

(c)    Except to the extent acquired in connection with any Permitted Acquisition, the Credit Parties will not, and will not permit any Subsidiary to, form or acquire any Foreign Subsidiaries without the express prior written consent of the Lenders.

8.5    Investments; Hedging Agreements.

(a)    The Credit Parties will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investment, except:

(i)    Investments consisting of Guarantees permitted by Section 8.3 (other than by reference to this Section 8.5 (or any clause hereof)) and Indebtedness permitted by Section 8.1 (other than by reference to this Section 8.5 (or any clause hereof)); Intercompany Indebtedness; and Investments by any Credit Party in any other Credit Party;

(ii)    Investments to the extent constituting (i) securities received by any Credit Party or any Subsidiary in satisfaction or partial satisfaction thereof from financially troubled account debtors or received in connection with the satisfaction of judgments or the foreclosure of Liens; (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries; (iii) extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; (iv) prepaid expenses, negotiable instruments held for collection or lease, workers’ compensation, utility, lease, performance and other similar deposits provided to third parties in the ordinary course of business; and (v) endorsements for collection or deposit in the ordinary course of business;

(iii)    Investments not to exceed $300,000 in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business of the Credit Parties and their respective Subsidiaries, and (ii) loans to employees, officers or directors relating to the purchase of capital stock or other equity interests of the Borrower or its Subsidiaries pursuant to employee equity purchase agreements approved by the Borrower’s board of directors;

(iv)    Investments described on Schedule 8.5;

(v)    Permitted Investments;

(vi)    Checking and deposit accounts with banks used in the ordinary course of business;

(vii)    Investments in an aggregate amount not to exceed at any time $2,500,000, so long as no Event of Default has occurred and is continuing or would result therefrom;

(viii)    Permitted Acquisitions;

(ix)    payments to, or other Investments in or on behalf of, Avero or the Owner Parties, as described in the Avero Acquisition Agreement and the Avero Management Services Contract; and

(x)    Investments by Credit Party in Subsidiaries that are not Credit Parties, in an aggregate outstanding amount for all such Investments not to exceed $1,500,000 at any time.

(b)    The Credit Parties will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into (i) in the ordinary course of business or (ii) in connection with the Comerica Real Estate Loan Documents, in each case to hedge or mitigate risks to which the Credit Parties or any Subsidiary are exposed in the conduct of their business or the management of their liabilities.

8.6    Restricted Junior Payments. The Credit Parties will not, and will not permit any Subsidiary to, declare or make any Restricted Junior Payment at any time; provided, that: (a) any Credit Party that is a Subsidiary of another Credit Party may pay dividends to such Credit Party; (b) any Subsidiary may pay dividends to Persons that own capital stock or other equity interests in such Subsidiary, ratably according to their respective holdings of the type of capital stock or other equity interest in respect of which such dividend is being made; (c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, (i) the Credit Parties may pay Permitted Pre-IPO Dividends prior to the consummation of a Qualified IPO and (ii) the Credit Parties may pay Permitted Post-IPO Dividends following the consummation of a Qualified IPO; (d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Credit Parties may make Restricted Junior Payments in order to permit the Borrower to purchase capital stock or other equity interests of the Borrower from (x) present or former directors, officers or employees (or their transferees, estates or beneficiaries under their estates) upon the death, disability, resignation or termination of such director, officer or employee, in an aggregate amount for all such Restricted Junior Payments made in reliance on this clause (d)(x) not to exceed (i) $5,000,000, for the period from the Closing Date up to (but excluding) the first anniversary of the Closing Date, and (ii) $1,000,000, per year thereafter or (y) its equityholders, including the Lenders and their Controlled Investment Affiliates, in an aggregate amount for all such Restricted Junior Payments made in reliance on this clause (d)(y) not to exceed (i) $15,000,000, for the period from the Closing Date up to (but excluding) the first anniversary of the Closing Date and (ii) $1,000,000 per year thereafter; and (e) the Credit Parties may make Restricted Junior Payments (in addition to any Permitted Dividends) to Stylli in an amount not to exceed $400,000 per fiscal year for services rendered.

8.7    Transactions with Affiliates. The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, license, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, that:

(i)    transactions solely among Credit Parties shall be permitted;

(ii)    transactions expressly permitted by Section 8.1, Section 8.3, Section 8.4, Section 8.5 or Section 8.6 (in each case, other than by reference to this Section 8.7 (or any clause hereof)) shall be permitted;

(iii)    any Affiliate who is a natural Person may serve as a director, officer, employee or consultant of any Credit Party or any Subsidiary, receive reasonable compensation for his or her services in such capacity and benefit from Permitted Investments to the extent specified in clause (e) of the definition thereof; provided, that, the Borrower shall not grant or issue to Stylli options or shares of the Borrower’s common stock, unless such grant or issuance is approved in accordance with Section 8.7(d)(v) below;

(iv)    the Credit Parties and their respective Subsidiaries may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 8.7;

(v)    the Credit Parties and their respective Subsidiaries may engage in transactions with Affiliates in the ordinary course of business (including, without limitation,

employment, compensation and severance arrangements between the Borrower, any of its Subsidiaries and their respective officers, directors, consultants and employees (including loans and advances permitted hereunder)) on terms which are no less favorable to such Credit Party or such Subsidiary than those likely to be obtained in an arms’ length transaction between a Credit Party or such Subsidiary and a non-affiliated third party that, in each case, are approved by (A) the board of directors of the Borrower, including the Athyrium Director or (B) the holders of a majority of the Series B Preferred Stock, voting as a separate class;

(vi)    the Credit Parties and their respective Subsidiaries may enter into each agreement between or among the Borrower, Avero Holdings, Avero, and the Owner Parties relating to the Avero Contracts; and

(vii)    the Credit Parties and their respective Subsidiaries may engage in any transaction with an Affiliate that is expressly approved in advance by the Athyrium Director.

8.8    Restrictive Agreements. The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than the Loan Documents) that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (including, for the avoidance of doubt, Intellectual Property), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests or to make or repay loans or advances to any Credit Party or to Guarantee Indebtedness of any Credit Party; provided, that: (i) the foregoing shall not apply to restrictions and conditions imposed by law, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 8.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or assets of a Subsidiary pending such sale; provided, that, such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in existing licenses, leases and other contracts restricting the assignment thereof, and any other contracts subsequently entered into by a Credit Party or a Subsidiary containing restrictions no more burdensome than those contained in such existing agreements, (vi) the foregoing shall not apply to restrictions on cash or other deposits or net worth imposed by suppliers, landlords, customers, insurance and surety or bonding companies under contracts entered into in the ordinary course of business, and (vii) clause (a) of the foregoing shall not apply to restrictions and conditions set forth in the Comerica Real Estate Loan Documents relating to the Borrower.

8.9    Sale-Leaseback Transactions. The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into any arrangements with any Person whereby such Credit Party or such Subsidiary shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

8.10    Minimum Cash Covenant. The Credit Parties shall not permit unrestricted cash and cash equivalents of the Credit Parties held in one or more Controlled Accounts at any time to be less than $5,000,000.

8.11    Lines of Business. The Credit Parties will not, and will not permit any Subsidiary to, engage to any substantial extent in any line or lines of business activity other than (a) the types of businesses engaged in by the Credit Parties and their respective Subsidiaries on the Closing Date and businesses substantially related or incidental thereto, and (b) such other lines of business as may be consented to by the Lenders.

8.12    Modifications of Certain Documents. The Credit Parties will not, and will not permit any Subsidiary to, consent to any modification, amendment, supplement, extension, renewal, refinancing, refunding, replacement, restatement or waiver of, any documents or agreements (or any provisions thereof) evidencing or governing any Existing Debt (of the type described in clause (b) of the definition thereof), the Comerica Real Estate Loan Documents, the Lubbock Mortgage, the Avero Contracts or any of the other agreements identified (or which should be identified) on Schedule 5.14, in each case, in a manner materially adverse to the Lenders.

8.13    Deposit Accounts. The Credit Parties will not, and will not permit any Subsidiary to, withdraw any amounts from the Government Depository Account, nor shall any Credit Party or any Subsidiary change the procedures or sweep instructions under the agreements governing the Controlled Accounts or the Government Depository Account, in each case, without the prior consent of the Collateral Agent.

8.14    Use of Proceeds. The Credit Parties will not, and will not permit any Subsidiary to, use the proceeds of any Loan for the purpose of purchasing or carrying “margin stock” as such term is defined in Regulations T, U and X of the Board or to extend credit to others for the purpose of purchasing or carrying “margin stock” or to refund indebtedness originally incurred for such purpose.

8.15    Organization Documents. The Credit Parties will not, and will not permit any Subsidiary to, amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

8.16    Sanctions. The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, use any Loan or the proceeds of any Loan, or lend, contribute or otherwise make available such Loan or the proceeds of any Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender or Collateral Agent) of Sanctions.

8.17    Anti-Corruption Laws. The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, use any Loan or the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions applicable to such Credit Party or such Subsidiary.

ARTICLE 9

EVENTS OF DEFAULT

9.1    Events of Default. The occurrence of any of the following events shall be deemed to constitute an “Event of Default” hereunder:

(a)    any Credit Party shall fail to pay to the Lenders or any other Affiliate of the Lenders, (i) any principal of, or Prepayment Premium with respect to, any Loans when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise or (ii) within three (3) Business Days after the date on which such interest or other Obligation is due, interest on any Loans or any other Obligation of any Credit Party to the Lenders or any other Affiliate of the Lenders when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

(b)    any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(c)    any Credit Party (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 7.1(a), 7.1(b), 7.2, 7.3 (solely with respect to the existence of the Borrower), 7.5, 7.6 (with respect to inspection rights), 7.8, 7.9, 7.13 or in Article 8 or (ii) shall fail to observe or perform any other covenant, condition or agreement contained in Article 7 and such failure described in this clause (ii) shall continue unremedied for a period of thirty (30) days after the earlier of (x) actual knowledge by an officer of any Credit Party and (y) notice thereof from the Lenders to the Credit Parties;

(d)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 9.1) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Lenders to the Credit Parties;

(e)    any Credit Party or any Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness or any Material Rental Obligation, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

(f)    any event or condition occurs that results in (i) any Material Indebtedness of any Credit Party or any Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (ii) the lease with respect to any Material Rental Obligation of any Credit Party or any Subsidiary being terminated prior to its scheduled expiration date or that enables or permits (with or without the giving of notice, the lapse of time or both) the counterparty to such lease to cause such lease to be terminated prior to its scheduled expiration date;

(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)    any Credit Party or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)    any Credit Party or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(j)    (i) a final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) or (ii) a final nonmonetary judgment or judgments that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, in either case, shall be rendered against any Credit Party or any Subsidiary by one or more courts, administrative tribunals or other bodies having jurisdiction over any Credit Party or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Credit Party or Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(k)    an ERISA Event shall have occurred that, in the reasonable opinion of the Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l)    there shall occur any Change of Control;

(m)    any of the following shall occur: (i) the Liens created hereunder or under the other Loan Documents shall at any time (other than by reason of the Lenders relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Loan Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Loan Document shall be contested by any Credit Party;

(n)    any Guarantor shall assert that its obligations under any Loan Document shall be invalid or unenforceable;

then, and in every such event (other than an event described in clause (g), (h) or (i) of this Section 9.1), and at any time thereafter during the continuance of such event, the Lenders may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) notify the Borrower that the outstanding principal of the Loans shall bear interest at the Post-Default Rate, and thereupon the outstanding principal of the Loans shall bear interest at the Post-Default Rate, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued and unpaid interest thereon, Prepayment Premium with respect thereto (solely with respect to a Specified Acceleration Event), and all fees and all other then-outstanding Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and (iii) the Lenders and any other Affiliate of the Lenders may exercise all of the rights as secured party hereunder or under the other Loan Documents; and in case of any event with respect to the Credit Parties or any Subsidiary described in clause (g), (h) or (i) of this Section 9.1, the principal of the Loans then outstanding shall automatically bear interest at the Post-Default Rate, the principal of the Loans then outstanding, together with accrued and unpaid interest thereon, Prepayment Premium with respect thereto, and all fees and all other then-outstanding Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and the Lenders and all other Affiliates of the Lenders shall be permitted to exercise such rights as secured party hereunder or under the other Loan Documents to the extent permitted by applicable law.

ARTICLE 10

MISCELLANEOUS

10.1    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telephonic facsimile (fax), or by email (with a copy thereof promptly delivered by one other method specified herein), as follows:

(a)    if to any Credit Party, to Progenity, Inc., 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, Attention: Vice President of Finance & Accounting (Fax no. (760-268-0771)), email: eric.fox@progenity.com, with a copy to: Progenity, Inc., 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, Attention: Legal Department (Fax no. (760-268-0771)), and with a copy to: Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, CA 90067-3026, Attention: Cromwell Montgomery, Esq. (Fax no. (310-551-8741)); and

(b)    if to the Collateral Agent or the Lenders, to c/o Athyrium Capital Management, LP, 530 Fifth Avenue, Floor 25, New York, NY 10036, Attention: Andrew C. Hyman and Samuel Helfaer, email: ahyman@athyrium.com and shelfaer@athyrium.com, with a copy to Moore & Van Allen PLLC, Attention: Tripp Monroe (Fax no. (704-378-1942)), email: trippmonroe@mvalaw.com.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt; provided, that, notices and other communications given to any party hereto by fax or email shall be deemed to have been given when sent.

The Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, notices of proposed borrowings, and notices of the prepayment of Loans purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Credit Party. All telephonic notices to and other telephonic communications with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to such recording.

10.2    Waivers; Amendments.

(a)    No failure or delay by the Lenders or any Affiliate of the Lenders in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders and all Affiliates of the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party or Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lenders may have had notice or knowledge of such Default at the time.

(b)    No modification of this Agreement nor any other Loan Document, including any extension or amendment thereof or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of the Collateral Agent, with the consent of Required Lenders, and each Credit Party to such Loan Document; provided, however, that:

(i)    without the prior written consent of the Collateral Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Collateral Agent;

(ii)    without the prior written consent of each affected Lender, no modification shall be effective that would (A) extend or increase any commitment of such Lender; or (B) reduce the amount of, or waive or delay payment (including, for the avoidance of doubt, mandatory prepayments) of, any principal, interest, Prepayment Premium or fees payable to such Lender; and

(iii)    without the prior written consent of all Lenders, no modification shall be effective that would (A) extend the Maturity Date; (B) alter Section 4.1 (except to add Collateral), or this Section 10.2(b); (C) amend the definitions of Pro Rata or Required Lenders; (D) increase the total commitments; (E) release Collateral with a book value greater than $250,000 during any fiscal year, except as currently contemplated by the Loan Documents; or (E) release any Credit Party from liability for any Obligations, if such Credit Party is solvent at the time of the release.

Notwithstanding anything to the contrary herein, (x) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Collateral Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement, and (y) the Collateral Agent may amend or modify this Agreement and any other Loan Document to (i) to cure any ambiguity, omission, mistake, defect or inconsistency therein or (ii) grant a new Lien for the benefit of the Lenders, extend an existing Lien over additional property for the benefit of the Lenders or join additional Persons as Credit Parties.

(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Collateral Agent in accordance with Section 9.1 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.8, or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Collateral Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Collateral Agent pursuant to Section 9.1 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.3    Expenses; Indemnity: Damage Waiver.

(a)    The Credit Parties jointly and severally agree to pay, or reimburse the Lenders for paying, (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent and the Lenders, including the reasonable fees, charges and disbursements of its outside counsel, in connection with the preparation, negotiation and execution of this Agreement and the other Investment Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) and any amendments, modifications or waivers of the provisions hereof or thereof, and (ii) all documented out-of-pocket expenses incurred by the Collateral Agent and Lenders or any Affiliate of any such Person, including the fees, charges and disbursements of any counsel for the Collateral Agent, the Lenders or any Affiliate thereof, in connection with the enforcement or protection of their rights in connection with this Agreement and the other Investment Documents, including their rights under this Section 10.3, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b)    The Credit Parties jointly and severally agree to indemnify the Collateral Agent, the Lenders and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Investment Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated hereby or thereby or, in the case of the Collateral Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.6), (ii) any Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence, release, or threatened release of Hazardous Materials on or from any property owned, leased or operated by any Credit Party or any Subsidiary, or any Environmental Liability related in any way to any Credit Party or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to (x) have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or (B) a material breach in bad faith of the funding obligation of such Indemnitee or any of such Indemnitee’s Affiliates hereunder, or (y) have not resulted from an act or omission by any Credit Party, any Subsidiary or any of their respective Affiliates and have been brought by an Indemnitee against any other Indemnitee (other than any claims against the Collateral Agent or a Lender in its capacity or in fulfilling its role as the Collateral Agent or a Lender or any similar role under this Agreement). Anything in this Section 10.3(b) to the contrary notwithstanding, the Credit Parties shall have no obligation to any Indemnitee under this Section 10.3(b) for matters for which such Indemnitee has been fully compensated pursuant to any other provision of this Agreement. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Loans or the use of the proceeds thereof.

(d)    All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

10.4    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lenders (and any attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)    The Lenders may at any time and from time to time assign to one or more assignees all or a portion of their rights and obligations under this Agreement and the other Loan Documents; provided, that, so long as no Event of Default exists and is continuing, the Borrower’s consent shall be required for any such assignment, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that notwithstanding the foregoing, the Borrower’s consent shall not be required if such assignment is to a Lender or to an Affiliate of a Lender.

(c)    The Lenders may at any time and from time to time, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of the Lenders’ rights and obligations under this Agreement and the other Loan Documents; provided, that, (i) the Lenders’ obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the Lenders shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lenders in connection with the Lenders’ rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that each Participant shall be entitled to the benefits of this Agreement and the other Loan Documents to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4; provided, that, a Participant (i) agrees to be subject to the provisions of Section 2.8 as if it were an assignee; (ii) shall not be entitled to receive any greater payment under this Agreement or any other Loan Document than the Lenders would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; and

(iii) shall deliver the documentation required under Section 2.6(d) to the participating Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.8 with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and the other Loan Documents notwithstanding any notice to the contrary. For the avoidance of doubt, the Collateral Agent (in its capacity as Collateral Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Notwithstanding anything to the contrary contained herein, the Lenders may grant to a special purpose funding vehicle identified as such in writing from time to time by the Lenders to the Borrower (an “SPC”) the option to provide all or any part of the Loans that the Lenders would otherwise be obligated to make pursuant to this Agreement; provided, that, (i) nothing herein shall constitute a commitment by any SPC to fund the Loans, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of the Loans, the Lenders shall be obligated to make the Loans pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which the Lenders would be liable, and (iii) the Lenders shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of the Loans by an SPC hereunder shall utilize the commitment of the Lenders to the same extent, and as if, such Loans were made by the Lenders. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower, assign all or any portion of its right to receive payment with respect to the Loans to the Lenders and (ii) disclose on a confidential basis any non-public information relating to its funding the Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(e)    The Lenders may at any time pledge or assign a security interest in all or any portion of their rights under this Agreement and the other Loan Documents to secure obligations of the Lenders, including any such pledge or assignment to a Federal Reserve Bank, and this Section 10.4 shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release the Lenders from any of their obligations hereunder or substitute any such assignee for the Lenders as a party hereto.

(f)    The Lenders may furnish any information concerning any Credit Party or any Subsidiary in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by, the provisions of Section 10.13. In addition, the Lenders may furnish any information concerning any Credit Party, any Subsidiary or any Affiliate thereof in the Lenders’ possession to any Affiliate of the Lenders, subject, however, to the provisions of Section 10.13. The Credit Parties shall assist the Lenders in effectuating any assignment or participation pursuant to this Section 10.4 in whatever manner the Lenders reasonably deem necessary.

(g)    The Collateral Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.5    Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Investment Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Investment Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Investment Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lenders may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued and unpaid interest on, or any Prepayment Premium with respect to, any Loans or any fee or any other Obligation payable under this Agreement or the other Investment Documents is outstanding and unpaid. The provisions of Sections 2.5, 2.6, 2.7 and 10.3 and the indemnity provisions of Section 10.1 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other Obligations hereunder or under any other Loan Document, the termination of any commitments hereunder, the resignation or replacement of the Collateral Agent, the assignment of rights by or the replacement of any Lender, the Maturity Date, or the termination of this Agreement or any other Investment Document or any provision hereof or thereof.

10.6    Counterparts; Integration; References to Agreement; Effectiveness. This Agreement and each other Investment Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Agreement or any other Investment Document by electronic mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. The Investment Documents and any separate letter agreements with respect to fees payable to the Collateral Agent, Lenders or their counsel constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Investment Document or UCC Financing Statement to the “Credit Agreement” to which the Lenders and the Credit Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Lenders and when the Lenders shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.7    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. In such event, the parties hereto or to such other Loan Document, as applicable, shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.8    Right of Setoff. Each Credit Party hereby grants to any Lenders that holds any funds or otherwise becomes indebted to the Credit Parties a security interest in all deposits (general or special, time or demand, provisional or final) and funds at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of any Credit Party as security for the Obligations, and the Credit Parties hereby agree that if an Event of Default shall have occurred and be continuing, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) or other funds at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not the Lenders shall have made any demand under this Agreement and although any of the Obligations may be unmatured. The rights of the Lenders under this Section 10.8 are in addition to any other rights and remedies (including other rights of setoff) which the Lenders may have.

10.9    Subordination by Credit Parties. The Credit Parties hereby agree that all present and future Indebtedness of any Credit Party to another Credit Party (“Intercompany Indebtedness”) shall be subordinate and junior in right of payment and priority to the Obligations, and if an Event of Default shall have occurred and be continuing and the Borrower has received notice from the Collateral Agent of its intention to exercise its rights hereunder (unless such Event of Default is pursuant to Sections 9.1 (a), (g), (h) or (i), in which case no notice shall be required), each Credit Party agrees not to make, demand, accept or receive any payment in respect of any present or future Intercompany Indebtedness, including, without limitation, any payment received through the exercise of any right of setoff, counterclaim or cross claim, or any collateral therefor, unless and until such time as the Obligations shall have been indefeasibly paid in full. Without in any way limiting the foregoing, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, dissolution or other similar proceedings relative to any Credit Party or to its businesses, properties or assets, the Lenders shall be entitled to receive payment in full of all of the Obligations before any Credit Party shall be entitled to receive any payment in respect of any present or future Intercompany Indebtedness.

10.10    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Agreement and each other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the law of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state.

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its appellate division), and of any other appellate court in the State of New York, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lenders may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.13    Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender’s customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender’s partners, employees, representatives, directors, attorneys, auditors, agents, advisors, sub-advisors, trustees or Affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.13), (b) to the extent such information presently is or hereafter becomes available to the Lenders on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or process (provided, that, notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulators or auditors or any administrative body or commission to whose jurisdiction the Lenders may be subject, (d) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 10.13, (e) to the extent required in connection with any litigation between any Credit Party and/or any Subsidiary, on the one hand, and the Collateral Agent and/or any Lender(s), on the other hand, with respect to the Loans or this Agreement and the other Loan Documents or (f) with the Borrower’s prior written consent.

10.14    Requirements of the Lenders under the USA Patriot Act of 2001. The Lenders and the Collateral Agent hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act of 2001, they are required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lenders to identify the Credit Parties in accordance with the USA Patriot Act of 2001, and the Borrower agrees to provide such documentation or other information from time to time that any Lender or the Collateral Agent requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001.

10.15    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law and in consultation with the Borrower, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.16    Electronic Execution. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Investment Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lenders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary the Lenders are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Lender pursuant to procedures approved by it; provided, further, that, without limiting the foregoing, upon the request of any Lender, any electronic signature shall be promptly followed by such manually executed counterpart.

ARTICLE 11

COLLATERAL AGENT

11.1    Appointment; Duties; Indemnification.

(a)    Each Lender hereby irrevocably appoints AOF III Co-Invest as its agent (in such capacity, the “Collateral Agent”) and authorizes the Collateral Agent to take such actions on its behalf in respect of the Collateral, including the perfection and maintenance of the Collateral, and to exercise such powers as are or may be delegated by each Lender to the Collateral Agent from time to time, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent may, and each Lender authorizes the Collateral Agent to, enter into all Loan Documents to which the Collateral Agent is intended to be a party, for the Collateral Agent’s benefit and the Pro Rata benefit of the Lenders, to take all actions with respect to the Collateral as set forth herein, including all actions necessary for the perfection of the Liens granted hereunder, such as filing financing statements, taking of possession of any Collateral and entering into any control agreements. If any Lender obtains possession of any Collateral a Lien on which can be perfected by possession, it shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request, deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(b)    The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent from time to time. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective affiliates.

(c)    Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying each Lender and the Borrower. Upon any such resignation, the Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If a successor has not been so appointed by the Lenders or, if appointed, has not accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of this Section 11.1 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

(d)    The Borrower hereby agrees to indemnify the Collateral Agent in its capacity as such for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral, the Loan Documents or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel incurred in connection therewith; provided, that, the Borrower shall not be liable for any of the foregoing to the extent they arise from the bad faith, gross negligence or willful misconduct of the Collateral Agent, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit and Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

PROGENITY, INC.

By:	/s/ Eric Fox
Name:	Eric Fox
Title:	Vice President of Finance and Accounting and Treasurer

GUARANTORS:

AVERO LABORATORY HOLDINGS LLC

By:	/s/ Eric Fox
Name:	Eric Fox
Title:	Vice President of Finance and Accounting and Treasurer

MOLECULAR DIAGNOSTIC HEALTH SCIENCES, LLC

By:	/s/ Eric Fox
Name:	Eric Fox
Title:	Vice President of Finance and Accounting and Treasurer

PROGENITY HOLDING COMPANY, INC.

By:	/s/ Eric Fox
Name:	Eric Fox
Title:	Vice President of Finance and Accounting and Treasurer

SPX3, INC.

By:	/s/ Eric Fox
Name:	Eric Fox
Title:	Vice President of Finance and Accounting and Treasurer

COLLATERAL AGENT:

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP, as a Lender

By: ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC, its General Partner

By:	/s/ Andrew C. Hyman
Name:	Andrew C. Hyman
Title:	Authorized Signatory

LENDERS:

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP, as a Lender

By: ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC, its General Partner

By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory